As filed with the Securities and Exchange Commission [  ], 2017

Registration Statement No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	7372	37-1780261
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4231 Walnut Bend

Jacksonville, Florida 32257

(800) 608-6344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Joseph P. Stingone, Sr.

Chief Executive Officer

Webstar Technology Group, Inc.

4231 Walnut Bend, Jacksonville, Florida 32257

(800) 608-6344

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq.

Lazarus Rothstein, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Common Stock offered by Company	20,000,000	$1.00	$20,000,000	$2,490
Total

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee under Rule 457(a) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED ____, 2017

A Minimum of 3,000,000 and a maximum of 20,000,000 Shares of Common Stock

Webstar Technology Group, Inc.

4231 Walnut Bend

Jacksonville, Florida 32257

(800) 608-6344

Purchase Price: $1.00 per share

Minimum Offering: $ 3,000,000

Maximum Offering: $20,000,000

This is the initial public offering of our shares of our common stock. We are offering for sale a minimum of 3,000,000 and a maximum of 20,000,000 shares of common stock at a fixed price of $1.00 per share for the duration of this offering (the “Offering”). Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by the OTC Markets Group. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts, minimum-maximum” basis which means (i) we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors; and (ii) the Offering will be terminated in the event the minimum number of subscriptions set forth herein are not received and accepted by the company. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares under this Offering.

Until the company has received subscriptions and payment for a minimum of 3,000,000 shares ($3,000,000) subscription proceeds will be deposited in a non-interest bearing escrow account with and held in escrow by Legal & Compliance, LLC, as escrow agent. After closing on the minimum offering, subscription proceeds will not be deposited into the escrow account and held in escrow, but rather, will be paid directly to us.

The shares will be offered for sale for a period of 180 days from the date of this prospectus, unless extended by our board of directors for a period or periods of up to an aggregate of an additional 180 days. If a minimum of 3,000,000 shares is not sold within the time period established by our board of directors, we will terminate this offering and all money received will be promptly refunded to investors without deduction. We will not charge fees on funds returned if the minimum offering is not reached. Once the minimum of 3,000,000 shares is reached, any subsequent subscription proceeds will be paid directly to us and will not be held in a segregated or escrow account.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the shares of common stock offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning at page 9.

THE SECURITIES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

The date of this prospectus is ____________, 2017

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MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this prospectus is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We do not currently own or have rights to trademarks or trade names other than our corporate name, logos and website names. In addition, we do not currently own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” Some of the factors that we believe could affect our results include future business and financial performance or conditions, anticipated sales growth across markets, distribution channels and product categories, competition from larger, more established companies with greater economic resources than we have, expenses and gross margins, profits or losses, new product introductions, financing and working capital requirements and resources, control by our principal equity holders and the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “Webstar” the “Company,” “we,” “our,” “ours” or “us” refer to Webstar Technology Group, Inc., a Wyoming corporation.

Our Company

We were organized as a Wyoming corporation on March 10, 2015. We have had limited operations and have limited capital resources. Our amended and restated articles of incorporation provide for the issuance of up to 300,000,000 shares of common stock, par value $0.0001 and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus there are 97,300,000 shares of our common stock issued and outstanding. Our amended and restated articles of incorporation provide for the issuance of 1,000,000 shares of preferred stock and no other class of equity securities. No shares of preferred stock have been issued.

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We were established to commercialize software solutions that we plan to license or acquire. Since inception, we signed two letters of intent to license proprietary software from a related party; i.e., Gigabyte Slayer and WARP-G and purchase the Webstar eCampus virtual classroom access platform. We have been focused in large part on our organizational activities and the development of our plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology, to license the WARP-G software application that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology, both transactions of which are expected to occur after this offering, Further, we signed an Intellectual Property Purchase Agreement to acquire the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party, which we expect to occur following the completion of this Offering.

Our principal office is located at Webstar Technology Group, Inc., 4231 Walnut Bend, Jacksonville, Florida 32257 and our telephone number is (800) 608-6344. Our corporate website address is www.webstartechnologygroup.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Smaller Reporting Company. We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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The Offering

Issuer	Webstar Technology Group, Inc.

Common stock	Up to 20,000,000 shares of common stock offered by us with a minimum offering of 3,000,000 shares of common stock.

Common stock outstanding before this offering	97,300,000 shares

Common stock to be outstanding after this offering.	137,300,000 shares*

Offering price per share of common stock	Shares offered by us: $1.00. See “Plan of Distribution.”

Total Offering	A minimum of 3,000,000 shares ($3,000,000) and a maximum of 20,000,000 shares ($20,000,000)

Proposed U.S. quotation	We intend to apply for quotation of our common stock on the OTCQB Marketplace under the symbol “WBST” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. In other words, we are not subject to the requirements of the Exchange Act by reason of this offering. There is no assurance that our common stock will be quoted or that our application will be approved by the OTC Markets Group for quotation on the OTCQB.

Plan of Distribution

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts, minimum-maximum” basis, which means (i) we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors; and (ii) the Offering will be terminated in the event the minimum number of subscriptions set forth herein are not received and accepted by us. The intended methods of communication with potential investors include, without limitation and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares in this offering.

Until the company has received subscriptions and payment for a minimum of 3,000,000 shares ($3,000,000) subscription proceeds will be deposited in a non-interest bearing escrow account with and held in escrow by the law firm of Legal & Compliance, LLC, as escrow agent. After closing on the minimum offering, subscription proceeds will not be deposited into the escrow account and held in escrow, but rather, will be paid directly to the company.

In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

The shares will be offered for sale for a period of 180 days from the date of this prospectus, unless extended by our board of directors for period or periods of up to an aggregate of an additional 180 days.

*Includes 17,000,000 shares issuable to Webstar Networks Corporation (“Webstar Networks”) in connection with the purchase of the Webstar eCampus software and 3,000,000 shares issuable by us pursuant to agreements we have entered into with officers, directors and consultants to our company. Amount excludes up to 15,000,000 shares that may be issued upon exercise of stock options that may be issued to Soft Tech Development Corporation (“Soft Tech”) as partial consideration for technology services to be provided to us. See “Description of Business - Technology Services Agreement” and 300,000 shares issuable upon exercise of stock options we plan to award to certain of our directors.

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The Company

Organization	We were incorporated under the laws of the State of Wyoming on March 10, 2015. Our principal office is located at 4231 Walnut Bend, Jacksonville, Florida 32257. Our telephone number is (800) 608-6344.

Capitalization	Our amended and restated articles of incorporation provide for the issuance of up to 300,000,000 shares of common stock, par value $0.0001. As of the date of this prospectus there are 97,300,000 shares of our common stock issued and outstanding. We will issue 17,000,000 shares to Webstar Networks in connection with the purchase of the Webstar eCampus software, 3,000,000 shares of our common stock issuable by us pursuant to agreements we have entered into with officers, directors and consultants to our company and up to 300,000 shares issuable upon exercise of stock options we plan to award to certain of our directors. Our amended and restated articles of incorporation provide for the issuance of 1,000,000 shares of preferred stock and no other class of equity securities. No shares of preferred stock have been issued.

Management	Our Chairman, President and Chief Executive Officer is Joseph P. Stingone, Sr. Our Chief Financial Officer is Nan A. Kreamer. Our Chief Marketing Officer is Eugene Fedele and our Chief Technology Officer is David Herzfeld. Messrs. Stingone, Dr. England, Dr. Landmann, Hendrickson, Almerico and Harrington serve as our Board of Directors.

Dividend Policy	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Going Concern	Management has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date we have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $3,467,223 at June 30, 2017 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Our business	Since inception, we have been focused in large part on organizational activities and the development of our business plans to license the Gigabyte Slayer software application from a related party that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology, to license the WARP-G software application from a related party that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology and to acquire the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party, which should occur following the completion of this Offering. We plan to complete these transactions using a portion of the proceeds we raise in this offering. See “Description of Business – Purchase of Webstar eCampus Assets,” “Description of Business –Software Licenses” and “Use of Proceeds”. As of June 30, 2017, we have generated an accumulated deficit of $3,467,223.

Use of proceeds	We expect to receive proceeds from our direct public offering of a minimum of $3,000,000 and a maximum of $20,000,000, based upon a public offering price of $1.00 per share of common stock. We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with this offering of up to $59,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (b) the next $675,000 toward the license fee for the Gigabyte Slayer software; (c) the next $675,000 toward the license fee for the WarpG software; and (c) the balance of capital raised toward additional working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page 9 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

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SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the year ended December 31, 2016 and for the period from March 10, 2015 (Inception) to December 31, 2015 and the balance sheet data as of December 31, 2016 and 2015 are derived from the audited financial statements. The summary historical financial data for the six months ended June 30, 2017 and 2016 and the balance sheet data as of June 30, 2017 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Periods Ended December 31,		Six Months Ended June 30,
	Full year 2016	2015 since Inception	2017	2016
			(Unaudited)

Statement of Operations Data
Total operating expenses	$1,560,647	$1,093,694	$812,882	$580,617
Net loss	$(1,560,647)	$(1,093,694)	$(812,882)	$(580,617)
Net loss per share, basic and diluted	$(0.02)	$(0.01)	$(0.01)	$(0.01)

Balance Sheet Data (at period end)
Cash	$544	$102	$487
Working capital (deficit )(1)	$(2,644,611)	$(1,083,964)	$(3,457,493)
Total assets	$3,253	$6,953	$1,196
Total liabilities	$2,647,864	$1,090,917	$3,458,689
Shareholders’ deficit	$(2,644,611)	$(1,083,964)	$(3,457,493)

(1) Working capital represents total current assets less total current liabilities.

RISK FACTORS

Investment in our common stock involves a number of substantial risks. You should not invest in our stock unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to our Company and our Planned Business Operations

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Since our inception on March 10, 2015 through June 30, 2017, we have generated no revenues and incurred a loss of $3,467,223. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Furthermore, with any business, there is a substantial risk that the business will fail. The majority of new businesses fail due to many factors, including, but not limited to, lack of capital, failure to successfully integrate a new management team, unexpected delays, more intense competition, and many of the other risk factors discussed below. Investors in this offering should only invest if they are able to bear the loss of their entire investment.

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Management has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Management has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We may have difficulty in procuring the additional financing required to complete planned asset purchases and to license software and operate and develop our planned businesses.

We will be totally dependent on the proceeds of this offering to enable us to cover the cost of our planned purchase and operating plan of the Webstar eCampus assets and the license of Gigabyte Slayer and WARP-G software solutions. In addition, we will require significant amounts of cash, and we may be required to seek additional capital, whether from sales of debt or equity securities or borrowing additional money, for the future development and growth of our business. The terms and/or availability of additional capital are unreliable. If we are not successful in obtaining adequate capital, we will not be able to complete our planned acquisitions and we would ultimately be unable to generate future revenues from these lines of business.

Our success is contingent on the completion of the purchase of the Webstar eCampus assets and entering into license agreements for the Gigabyte Slayer and WARP-G software and our having adequate liquidity to fund these costs and planned development and commercialization.

Our success in developing and commercializing the Webstar eCampus and the Gigabyte Slayer and WARP-G software solutions is contingent in part upon our completion of the purchase of the Webstar eCampus assets and entering into license agreements for the Gigabyte Slayer and WARP-G software. Should we be unable to complete the purchase of the Webstar eCampus assets pursuant to the asset purchase agreement we have entered into to acquire these assets or enter into license agreements for the use of the Gigabyte Slayer and WARP-G software solutions as provided for in the letters of intent discussed in this prospectus, our ability to implement our planned development and commercialization strategies and potential revenue streams would be limited, which would reduce our potential revenue and profits. In addition, our ability to complete these planned transactions are contingent upon us having sufficient liquidity to fund them. Furthermore, we may be at a disadvantage in further development, enhancement and commercialization of these technologies due to unobtainability of cash resources and competition with other entities engaged in on-line educational services and data compression software development activities, many of which have greater resources than we do.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $500,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

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Inability of Our Officers and Directors to devote sufficient time to the operation of the business may limit our success.

Presently, our Chief Executive Officer and President are full time employees of our company. However, several of the other officers and directors do not allocate all of their time to our business but intend to do so once we complete the offering and we can pursue our plan of operation. Should the business develop faster than anticipated, the officers and directors will have to retain additional personnel to ensure that it continues as a going concern.

We need to retain key personnel to support our products and ongoing operations.

The development and marketing of our products will continue to place a significant strain on our limited personnel, management, and resources. Our future success depends upon the continued services of our executive officers and key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or directors would negatively impact our ability to sell our products, which could adversely affect our financial results and impair our growth.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our President and Chief Executive Officer, Joseph P. Stingone, Sr. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the proposed and planned product acquisitions, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has not had experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our President and Chief Executive Officer, Joseph P. Stingone, Sr. is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We estimate that the costs to comply with SEC requirements associated with going and staying public are approximately $500,000 to be an ongoing reporting company. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Risks related to our products and services.

If we cannot produce or acquire software that meets price and performance criteria, the business will fail.

The on-line educational services and data compression IT software services market is very competitive. Customers require specific functional and technical requirements as well as competitive prices for the services and software. Each customer has different functional and technical requirements and we cannot guarantee that the services and software we plan to offer will meet each customer’s requirements. If we cannot manage services and software that meets the customer requirements or the services and software is not competitively priced, the business will fail.

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Our planned services and products may be vulnerable to software errors and bugs.

The services and software products we plan to acquire, further develop and commercialize are highly complex and sophisticated and could from time to time contain design defects or software errors that could be difficult to detect and correct. Errors, bugs or viruses may result in loss of or delay in market acceptance, a failure in a client’s system or loss or corruption of client data. Although we have not experienced material adverse effects resulting from any defects or errors in the services and software we plan to acquire, there can be no assurance that, despite representations and warranties we plan to obtain prior to acquiring these assets, errors will not be found in new products, which errors could have a material adverse effect upon our business, financial condition and results of operations.

Our industry is subject to rapid technological changes.

The market for the products and services we plan to offer is characterized by rapidly changing technology, evolving industry standards and new product introductions and enhancements that may render existing products obsolete. As a result, the market position we expect to enter into could erode rapidly due to unforeseen changes in the features and functionality of competing products. Our future success will depend in part upon our ability to enhance our existing products and services and to develop and introduce new products and services to meet changing client requirements. The process of developing products and services such as those we plan of acquire, develop and commercialize is extremely complex and is expected to become increasingly complex and expensive in the future with the introduction of new platforms and technologies. There can be no assurance that we will successfully complete the development of new products in a timely fashion or that our current or future products will satisfy the needs of our target market.

Unproven acceptance of our products and services exposes investors to risk.

The Gigabyte Slayer software we intend to license has been laboratory-tested and will be introduced in a substantially enhanced form and the Webstar eCampus services that we plan to purchase has been beta tested. Our success will depend largely upon the success of these and future products and services and enhancements. Failure of these products and services or enhancements to achieve significant market acceptance and usage would materially adversely affect our planned business, future results of operations and financial condition. If we were unable to successfully market our products and services, develop new products and services and enhance such products and services or complete products and services we plan to purchase and license, or if such new products and services or enhancements do not achieve market acceptance, our planned business, future results of operations and financial condition would be materially adversely affected.

Our sales cycles have the potential to be long and unpredictable, and our sales efforts may require considerable time and expense.

Following the planned purchase of the Webstar eCampus assets and license of the Gigabyte Slayer and WARP-G software, we plan to market our services and software to large organizations and consumer product companies. Sales efforts to these customers are expected to be complex and involve educating customers about the use and benefits of the services and software we plan to market, including their value and technical capabilities. Potential customers are expected to undertake a significant evaluation process that can result in a lengthy sales cycle, in some cases over 12 months. We may spend substantial time, effort and money in our sales efforts without any assurance that our efforts will generate long-term relationships. In addition, customer sales decisions are frequently influenced by budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer are not realized, our revenue and, thus, our future operating results could be adversely impacted.

If we are unable to enhance our software or to develop or acquire new software to address changing consumer demand or management business requirements, we may not be able to attract or retain customers.

Our ability to attract customers will depend in large part on our ability to anticipate the changing needs of the industries we serve, to enhance the software that we license or acquire and to introduce new software that meet customer needs. Any new software may not be introduced in a timely or cost-effective manner and may not achieve market acceptance, meet customer expectations, or generate revenue sufficient to recoup the cost of development or license or acquisition cost of such software. If we are unable to successfully develop, license or acquire new software, we may not be able to attract or retain customers.

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If our security measures are breached and unauthorized access is obtained to our customers’ data, our operations may be perceived as not being secure, customers may curtail or stop using our software and we may incur significant liabilities.

Our operations are expected to involve the storage and transmission of our customers’ confidential information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to our customers’ data, our reputation will be damaged, our business may suffer and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose potential sales and existing customers.

If our efforts to build strong brand identity, and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results will be affected adversely.

The branding associated with the Gigabyte Slayer software and the Webstar eCampus software solutions is not widely recognized, and we must build strong brand identity. To succeed, we must attract and retain a large customer base that is in need of our services and software. We may be required to incur significantly higher advertising and promotional expenditures than we currently anticipate in order to attract customers and subscribers. We believe that the importance of brand loyalty will increase over time. If our branding efforts are not successful, our operating results and our ability to attract and retain subscribers will be affected adversely.

A failure in our computer network or information systems could severely impact our ability to serve our clients.

The performance and reliability of computer networks and system applications, especially online educational platforms and student operational applications, will be critical to our reputation and ability to attract and retain educational institutions as clients. System errors and/or failures could adversely impact our delivery of educational content to our clients’ online students. There is no assurance that we would be able to enhance/expand our computer networks and system applications to meet increased demand and future information requirements.

Risks related to intellectual property and government regulation.

Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

Internet, technology and media companies are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Some internet, technology and media companies, including some of our competitors, own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims against us. Third parties may in the future assert that we have infringed, misappropriated or otherwise violated their intellectual property rights, and as we face increasing competition, the possibility of intellectual property rights claims against us grows. Such litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue, and, therefore, since we do not have any patents, we may have little or no deterrence to these patent owners in bringing intellectual property rights claims against us. We cannot assure you that we are not infringing or violating any third-party intellectual property rights.

We cannot predict whether assertions of third-party intellectual property rights or any infringement or misappropriation claims arising from such assertions will substantially harm our business and operating results. If we are forced to defend against any infringement or misappropriation claims, whether they are with or without merit, are settled out of court, or are determined in our favor, we may be required to expend significant time and financial resources on the defense of such claims. Furthermore, an adverse outcome of a dispute may require us to pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s intellectual property; cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies, content, or materials; and to indemnify our partners and other third parties. Royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. Any of these events could seriously harm our business, operating results and financial condition. In addition, any lawsuits regarding intellectual property rights, regardless of their success, could be expensive to resolve and would divert the time and attention of our management and technical personnel.

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Some of our services and technologies may use “open source” software, which may restrict how we use or distribute our service or require that we release the source code of certain services subject to those licenses.

Some of our services and technologies may incorporate software licensed under so-called ”open source” licenses, including, but not limited to, the GNU General Public License and the GNU Lesser General Public License. Such open source licenses typically require that source code subject to the license be made available to the public and that any modifications or derivative works to open source software continue to be licensed under open source licenses. Few courts have interpreted open source licenses, and the manner in which these licenses may be interpreted and enforced is therefore subject to some uncertainty. In the event that portions of our proprietary technology are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations and prospects.

Our results of operations may be adversely affected if we are subject to a protracted infringement claim or one that results in a significant damage award.

We may receive claims that our products or business infringe or misappropriate the intellectual property of third parties. Our competitors or other third parties may challenge the validity or scope of our intellectual property rights. We believe that we will be increasingly subject to claims of infringement as the functionality of products and software we plan to acquire overlaps with the competitors we will compete with. A claim may also be made relating to technology that we acquire or license from third parties. If we were subject to a claim of infringement, regardless of the merit of the claim or our defenses, the claim could:

●	require costly litigation to resolve;
●	absorb significant management time;
●	cause us to enter into unfavorable royalty or license agreements;
●	require us to discontinue the sale of our products;
●	require us to indemnify our customers or third-party systems integrators; or
●	require us to expend additional development resources to redesign our products.

We may also be required to indemnify our customers and third-party systems integrators for third-party products that are incorporated into our products and that infringe the intellectual property rights of others. Although many of these third parties are obligated to indemnify us if their products infringe the rights of others, this indemnification may not be adequate.

In addition, there could be claims challenging the ownership of open source software against companies that incorporate open source software into their products. Neither the Gigabyte Slayer software nor the Webstar eCampus software use open source software in their products but we may use more open source software in the future. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Any of this litigation could be costly for us to defend, have a negative effect on our results of operations and financial condition or require us to devote additional research and development resources to change our products.

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Government regulation of the products and services we plan to acquire and commercialize could cause us to incur significant compliance expenses or face legal action, which could make our business less efficient or even impossible.

The impact of existing laws and regulations potentially applicable to our products and services, including regulations relating to issues such as privacy, telecommunications, defamation, pricing, advertising, taxation, consumer protection, content regulation, quality of products and services and intellectual property ownership and infringement, can be unclear. It is possible that U.S., state, and local governments might attempt to regulate our products and services or prosecute us for violations of their laws. In addition, these laws may be modified and new laws may be enacted in the future, which could increase the costs of regulatory compliance for us or force us to change our business practices. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the products and services we plan to commercialize.

Government regulations relating to the Internet could increase our cost of doing business and affect our ability to grow.

The use of the Internet and other online services has led to and may lead to further adoption of new laws and regulatory practices in the U.S. or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, value-added taxes, withholding taxes, allocation and apportionment of income amongst various state, local and foreign jurisdictions, fair business practices and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws, regulations or interpretations related to doing business over the Internet could increase our costs and materially and adversely affect our enrollments, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks related to our common stock and this offering.

An active trading market for our common stock may not develop and you may not be able to resell your shares at or above the initial offering price.

Prior to this offering, there has been no public market for shares of our common stock. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the initial offering price or at the time that they would like to sell. In addition, we intend to apply for quotation of our common stock on the OTCQB tier of the OTC Markets Group, Inc. Marketplace following the termination of this offering. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares. Even if we obtain quotation on the OTCQB, we do not know the extent to which investor interest will lead to the development and maintenance of an active trading market for our common stock, which will adversely impact your ability to sell our shares. Purchasers will be required to wait until at least after the final termination date of this offering for such quotation, if the shares are registered under the Exchange Act. The initial offering price for shares of our common stock will be determined by us. You may not be able to sell your shares of common stock at or above the initial offering price.

The OTCQB, as with other public markets, has from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus. No assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that common shareholders will be able to sell their shares when desired on favorable terms, or at all.

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Our Common Stock price is likely to be highly volatile because of several factors, including a limited public float.

We anticipate that the market price of our Common Stock is likely to be highly volatile in the future. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of Common Stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our Common Stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for common stock may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our common stock has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our common stock may not be supported by the current value of our Company or our assets at any particular time.

Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

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We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we have only been engaged in organizational activities, we will need to secure adequate funding for planned purchase of the intellectual property rights for the Webstar eCampus virtual classroom access platform and the Gigabyte Slayer and WARP-G application and commencement of the further development and planned operations of involving these assets. Selling additional stock, either privately or publicly, would dilute the equity interests of our shareholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional Common Stock in exchange for the purchase of assets, services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our Common Stock.

We have agreed to issue 17,000,000 shares of our unregistered Common Stock to pay for the Webstar eCampus assets, we plan to issue options to purchase 15,000,000 shares of our Common Stock as partial consideration for technology services to be provided to us by Soft Tech, agreed to issue up to 3,000,000 shares of Common Stock as compensation and award stock options to purchase up to 300,000 shares, without further approval by our shareholders. In addition, it is possible that we may issue additional shares of Common Stock in exchange for debt or for cash under circumstances we may deem appropriate at the time. Any such new issuances may cause a decrease in the quoted price of our Common Stock.

Our Common Stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our Common Stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

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Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments. For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our Common Stock will not remain classified as a “penny stock” in the future.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $0.88 per share assuming the maximum number of shares being offered are sold. This dilution is due to the fact that our founders paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

Our management team will have immediate and broad discretion over the use of the net proceeds from our offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from our offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from our offering for working capital purposes, creating and expanding our sales and marketing efforts, as well as for general corporate purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our shareholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Common stock eligible for future sale may adversely affect the market.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. There are 97,300,000 shares of our common stock outstanding as of June 30, 2017. In addition, we have agreed to issue 17,000,000 shares of our Common Stock to acquire the Webstar eCampus assets, 3,000,000 unregistered shares of our Common Stock to officers, directors and consultants pursuant to consulting agreements, may award options to purchase 15,000,000 unregistered shares of our Common Stock to Soft Tech as partial consideration for information technology consulting services it will provide to us pursuant to a technology services agreement we plan to enter into with them when we license the Gigabyte Slayer and WARP-G software and purchase the Webstar eCampus assets and award options to certain members of our board of directors to purchase up to 300,000 shares of Common Stock. Rule 144 of the Securities Act of 1933 defines these unregistered shares as restricted securities. None of these shares are tradable without restriction. Given the lack of a trading history of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our Common Stock.

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As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our shareholders to sell their shares.

It may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires our management to report on the operating effectiveness of our Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation, and testing necessary to comply with these requirements. At this time, we have not yet fully been able to truly test and expand a system of controls; therefore it may not be possible to have adequate internal controls until such a system is put into place.

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Our compliance with applicable provisions of Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Controlling Shareholder has 99.7% of the voting rights of the Company.

James Owens owns 97,000,000 shares of our common stock representing 99.7% of the total votes on which shareholders are entitled to vote. Because Mr. Owens has 99.7% of the voting rights of our shareholders, he will be able to influence the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. If Mr. Owens votes in favor of the foregoing actions, he will have sufficient voting power to approve such actions and no other shareholder approvals will be required.

As a result, Mr. Owens will have significant influence over our management and affairs and control over matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. His interests may differ from the interests of other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We have never paid dividends on our Common Stock and have no plans to do so in the future.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of Common Stock and we do not expect to pay cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our Common Stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock. See “Dividend Policy.”

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our amended and restated articles of incorporation as amended authorize the issuance of 300,000,000 shares of common stock. As of the date of this prospectus we had 97,300,000 shares of common stock outstanding, 17,000,000 shares issuable to Webstar Networks in connection with the purchase of the Webstar eCampus software, 3,000,000 shares of our common stock issuable by us pursuant to agreements we have entered into with officers, directors and consultants to our company and up to 300,000 shares issuable upon exercise of stock options we plan to award to certain of our directors. Accordingly, once all such transactions occur, we may issue up to an additional 162,400,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Anti-takeover effects of certain provisions of Wyoming state law hinder a potential takeover of our company.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 shareholders, at least 100 of whom are shareholders of record and residents of Wyoming, and it does business in Wyoming or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

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The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such shareholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested shareholders” for three years after the “interested shareholder” first becomes an “interested shareholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested shareholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

PLAN OF DISTRIBUTION

Terms of the Offering

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts, minimum-maximum” basis, which means (i) we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors; and (ii) the Offering will be terminated in the event the minimum number of subscriptions set forth herein are not received and accepted by us. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares in this offering.

Until we receive subscriptions and payment for a minimum of 3,000,000 shares ($3,000,000), subscription proceeds will be deposited in a non-interest bearing escrow account with and held in escrow by Legal & Compliance, LLC as escrow agent. After closing on the minimum offering, subscription proceeds will not be deposited into the escrow account and held in escrow, but rather, will be paid directly to us.

In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

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Our executive officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (a) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the offerings, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) are not, nor have been within the preceding twelve (12) months, a broker or dealer, and they are not, nor have they been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and they have not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

The shares will be offered for sale for a period of one hundred and eighty (180) days from the date of this prospectus, unless extended by our board of directors for a period or periods of up to an aggregate of an additional one hundred and eighty (180) days.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his/her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB tier of the OTC Markets operated by the OTC Markets Group, Inc. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our common stock is ultimately quoted on the OTCQB, a purchaser of our common stock may not be able to resell their shares. Broker-dealers may be discouraged from effecting transactions in our common stock because they will be considered penny stocks and will be subject to the penny stock rules: Rules 15g-1 through 15g-9 promulgated under the Exchange Act which imposes sales practice and disclosure requirements on FINRA broker-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

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The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

●	execute and deliver a subscription agreement (the “Subscription Agreement”); and

●	deliver the subscription price to us by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, email address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of common stock and the distribution of the prospectus outside the United States.

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USE OF PROCEEDS

We intend to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		75% of Maximum		Maximum
	$	% of Total	$	% of Total	$	% of Total	$	% of Total
Gross Proceeds	$3,000,000	100.0%	$10,000,000	100.0%	$15,000,000	100.0%	$20,000,000	100.0%
Offering expenses and fees	$59,000	2.0%	$59,000	0.6%	$59,000	0.4%	$59,000	0.3%
Gigabyte Slayer initial software license fee			$675,000	6.8%	$675,000	4.5%	$675,000	3.4%
WARP-G initial software license fee			$675,000	6.8%	$675,000	4.5%	$675,000	3.4%
Working capital and general corporate purposes*	$2,941,000	98.0%	$8,591,000	85.8%	$13,591,000	90.6%	$18,591,000	92.9%

*Includes payment of accrued liabilities, sales and marketing costs, salaries and benefits and operating expense.

This expected use of our net proceeds from our offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this offering.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of June 30, 2017:

●	On an actual basis; and
●	On a pro forma as adjusted basis after giving effect to:

● the sale of a minimum of 3,000,000 shares of our common stock in this offering at an offering price of $1.00 per share and our receipt of the estimated $2,941,000 in net proceeds from this offering, after deducting estimated offering expenses payable by us;

● the sale of a maximum of 20,000,000 shares of our common stock in this offering at an offering price of $1.00 per share and our receipt of the estimated $19,941,000 in net proceeds from this offering, after deducting estimated offering expenses payable by us;

● issuance of 17,000,000 shares of our common stock for the acquisition of the Intellectual Property known as Webstar eCampus software

● issuance of 3,000,000 shares to executives, directors and consultants based on their related agreements.

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	As of June 30, 2017
	(unaudited)
	Actual	Proforma Intellectual Property Acquisition of Webstar eCampus	Proforma as Adjusted Minimum	Proforma as Adjusted Maximum
Cash and cash equivalents	$487	$487	$2,941,487	$19,941,487
Shareholders’ deficit:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and none outstanding as of June 30, 2017	-	-	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized and 97,300,000 shares issued and outstanding actual or as adjusted Common stock; $0.0001 par value*	9,730	11,430	12,030	13,730
Additional paid-in capital	-	86,300	6,026,700	23,025,000
Accumulated deficit	(3,467,223)	(3,467,223)	(3,467,223)	(3,467,223)
Total shareholders’ deficit	(3,457,493)	(3,369,493)	2,571,507	19,571,507
Total capitalization	$(3,457,006)	$(3,369,006)	$5,512,994	$39,512,994

* 17,000,000 issued and outstanding for Webstar eCampus Intellectual Property Purchase; 3,000,000 issued and outstanding for shares issued to executives, directors and consultants and 3,000,000 and 20,000,000 shares issued and outstanding, pro forma as adjusted - minimum and pro forma as adjusted - maximum, respectively

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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MARKET PRICE FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

We currently lack a public market for our common stock. Our common stock is not traded on any national exchange. The fixed price of $1.00 has been arbitrarily determined as the selling price. We intend to file an application with FINRA for our common stock to be eligible for trading on the OTCQB Marketplace of the OTC Markets. However, a market has not yet developed. There is no assurance that we will receive such approval, and if we do not receive such approval, there can be no assurance that a trading market will develop, or, if developed, that it will be sustained.

Holders of Common Stock

As of June 30, 2017, there were 5 shareholders of record of our common stock.

Equity Compensation Plans

We have certain stock awards authorized for issuance to executive employees, directors and certain consultants. We may grant stock options to executive employees and directors and certain vendors in lieu of cash payment after the registration of shares is effective. However, such plans have not yet been established. There are no other securities authorized for issuance under equity compensation plans at this time.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by our board of directors. The principal factors considered in determining the public offering price of the common stock included:

●	the information in this prospectus and otherwise available to our board;
●	the history and the prospects for the industry in which we compete;
●	the ability of our management;
the prospects for our future earnings;
●	the present state of our development and our current financial condition;
●	the general condition of the economy and the securities markets in the United States at the time of this offering;
●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
●	other factors as were deemed relevant.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of common stock sold by us in this offering will exceed the pro forma net tangible book value per share of common stock after the offering. As of June 30, 2017, our net tangible book value was approximately $(3,457,493), or $(0.04) per share. Net tangible book value is the value of our total tangible assets less total liabilities. For purposes of determining the number of shares of our common stock outstanding prior to the offering, the number of shares outstanding on a proforma basis is 137,300,000 which includes 97,300,000 shares outstanding, 20,000,000 shares included in this offering, 17,000,000 shares issuable to Webstar Networks in connection with the proposed purchase of the eCampus software and 3,000,000 shares issuable by us pursuant to agreements we have entered into with officers, directors and consultants to our company.

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Based on the public offering price of $1.00 per one share of common stock, on an as adjusted basis as of June 30, 2017, after giving effect to the offering of shares of common stock by us and the application of the related net proceeds, our net tangible book value would be:

(i) $16,483,507, or $0.12 per share of common stock, assuming the sale of 100% of the shares offered (20,000,000 shares) with net proceeds in the amount of $19,941,000 after deducting estimated offering expenses of $59,000;

(ii) $11,483,507, or $0.09 per share of common stock, assuming the sale of 75% of the shares offered (15,000,000 shares) with net proceeds in the amount of $14,941,000 after deducting estimated offering expenses of $59,000;

(iii) $6,483,507, or $0.05 per share of common stock, assuming the sale of 50% of the shares offered (10,000,000 shares) with net proceeds in the amount of $9,941,000 after deducting estimated offering expenses of $59,000; and

(iv) $(516,493), or $(0.00) per share of common stock, assuming the sale of minimum shares offered (3,000,000 shares) with net proceeds in the amount of $2,941,000 after deducting estimated offering expenses of $59,000;

Purchasers of shares of common stock from us in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50% or the minimum offering of the shares being offered in this offering:

Percentage of offering shares of common stock sold	100%	75%	50%	Minimum
Offering price per share of common stock	$1.00	$1.00	$1.00	$1.00
Net tangible book value per share of common stock before this offering	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Increase in net tangible book value per share attributable to new investors	$0.15	$0.12	$0.08	$0.03
Pro forma net tangible book value per share after this offering	$0.12	$0.09	$0.05	$(0.00)
Immediate dilution in net tangible book value per share to new investors	$0.88	$0.91	$0.95	$1.00

(1) For purposes of determining the number of shares of our common stock outstanding prior to the offering, the number of shares outstanding on a proforma basis is 137,300,000 which includes 97,300,000 shares outstanding, 17,000,000 shares issuable to Webstar Networks in connection with the proposed purchase of the eCampus software and 3,000,000 shares issuable by us pursuant to agreements we have entered into with officers, directors and consultants to our company.

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or the minimum offering of the shares being offered in this offering, as of June 30, 2017, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing shareholders and to be paid by new investors purchasing shares of common stock in this offering, after giving pro forma effect to the conversion of all outstanding shares of our convertible preferred stock into common stock, and the new investors in this offering at the initial public offering price of $1.00 per share of common stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

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	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	97,300,000	70.87%	$9,730	0.0%	$0.00
Shares issued for Intellectual Property purchase	17,000,000	12.38%
Shares to be issued to executives, directors and consultants	3,000,000	2.18%
New investors	20,000,000	14.57%	$20,000,000	100.0%	$1.00
Total	137,300,000	100.00%	$20,009,730	100.0%	$0.15

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	97,300,000	73.54%	$9,730	0.1%	$0.00
Shares issued for Intellectual Property purchase	17,000,000	12.85%
Shares to be issued to executives, directors and consultants	3,000,000	2.27%
New investors	15,000,000	11.34%	$15,000,000	99.9%	$1.00
Total	132,300,000	100.00%	$15,009,730	100.0%	$0.11

	50% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	97,300,000	76.43%	$9,730	0.1%	$0.00
Shares issued for Intellectual Property purchase	17,000,000	13.35%
Shares to be issued to executives, directors and consultants	3,000,000	2.36%
New investors	10,000,000	7.86%	$10,000,000	99.9%	$1.00
Total	127,300,000	100.00%	$10,009,730	100.0%	$0.08

	Minimum Offering Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	97,300,000	80.88%	$9,730	0.3%	$0.00
Shares issued for Intellectual Property purchase	17,000,000	14.13%
Shares to be issued to executives, directors and consultants	3,000,000	2.49%
New investors	3,000,000	2.49%	$3,000,000	99.7%	$1.00
Total	120,300,000	100.00%	$3,009,730	100.0%	$0.03

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DESCRIPTION OF BUSINESS

The Company

We were incorporated under the laws of the State of Wyoming on March 10, 2015. Since inception, we have been focused in large part on organizational activities and the development of plans to license the Gigabyte Slayer, a retail mobile application, and WARP-G software, a business to business software solution that is designed to transmit more data over existing data streams to more efficiently deliver live video streams, video downloads and large data files by using new proprietary data compression technology. In addition, we plan to purchase the intellectual property rights for the eCampus virtual classroom access platform. We plan to complete these transactions following the completion of this Offering.

Our principal office is located at Webstar Technology Group, Inc., 4231 Walnut Bend, Jacksonville, Florida 32257 and our telephone number is (800) 608-6344. Our corporate website address is www.webstartechnologygroup.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Letter of Intent to License Gigabyte Slayer Software

On October 26, 2017, we entered into an Amended and Restated Letter of Intent with Soft Tech Development Corporation, (“Soft Tech”), a related party, to the Letter of Intent dated August 16, 2017 to exclusively license its Gigabyte Slayer software and further develop and commercialize it throughout the world. In addition, the license agreement will include a clause that provides that if at any time Soft Tech develops or creates a software solution that it seeks to commercialize by way of marketing, selling or licensing to a third party (the “Future Software Products”), Soft Tech must first offer the Future Software Products to the Company on the same terms that Soft Tech seeks from a third party. Should the Company be unwilling or unable to enter into an agreement with Soft Tech to purchase or license the Future Software Products within 60 days from receipt of written notice of the offer from Soft Tech, then Soft Tech may sell or license the Future Software Products to a third party upon the same terms and conditions offered by Soft Tech to the Company. James Owens, a substantial shareholder of our company, owns an 80% interest in Soft Tech. Upon entering into a license agreement with Soft Tech, we agreed to pay them an initial one-time license fee of $675,000 plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the software assuming we raise at least $10,000,000 in this offering. In the event we raise less than this amount, we agreed to accrue the cash portion of the license fee until such time as we have sufficient cash to make such payment. The closing date must occur no later than 90 days after our sale of a minimum of $3,000,000 of our common stock in this offering. The closing is conditioned upon us entering into a license agreement with Soft Tech, payment or accrual of the initial license fee and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason.

Letter of Intent to License Warp-G Software

On October 26, 2017, we entered into an Amended and Restated Letter of Intent with Soft Tech, a related party, to exclusively license its WARP-G software and further develop and commercialize it throughout the world. Upon entering into a license agreement with Soft Tech, we agreed to pay them an initial one-time license fee of $675,000 plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the software assuming we raise at least $10,000,000 in this offering. In the event we raise less than this amount, we agreed to accrue the cash portion of the license fee until such time as we have sufficient cash to make such payment. The closing date must occur no later than 90 days after our sale of a minimum of $3,000,000 of our common stock in this offering. The closing is conditioned upon us entering into a license agreement with Soft Tech, payment or accrual of the initial license fee and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason.

Purchase of Webstar eCampus Assets

On June 30, 2017 we entered into an Intellectual Property Purchase Agreement with Webstar Networks Corporation (“Webstar Networks”), a related party for which our founder, James Owens, controls the voting rights, (the “IP Purchase Agreement”). Under the terms of this agreement, we agreed to purchase and Webstar Networks agreed to sell to us all intellectual property associated with the eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. We refer to these assets as the “Webstar eCampus assets”. The purchase price for these assets is 17,000,000 shares of our unregistered common stock. The closing date must occur no later than July 31, 2018 and is conditioned upon our sale of a minimum of $3,000,000 of our common stock in this offering. Additionally, the IP Purchase Agreement contains additional covenants, representations and warranties that are customary of asset purchase and sale agreements. We plan to close on the purchase of the Webstar eCampus assets promptly upon completion of the sale of at least $3,000,000 of our common stock in this offering.

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Technology Services Agreement

We plan to enter into a technology services agreement with Soft Tech to support our information technology operations, including the development and support of the Gigabyte Slayer software, the WARP-G software and the Webstar eCampus assets once we complete the license of these software applications and the asset purchase. We plan to pay Soft Tech a fee for this service that is comprised of cash in the amount of $500 per month per employee for user support and network operations and $10,000 per month for Tier III technical support for the Gigabyte Slayer, WARP-G and Webstar eCampus software. In addition, we plan to award Soft Tech an option to purchase 15,000,000 shares of our common stock when we enter into the technology services agreement following the license of the Gigabyte Slayer and WARP-G software solutions. The stock options would vest 20% on each anniversary of the award date and expire 10 years after the date they are awarded. These terms will be included in a technology services agreement we plan to enter into in conjunction with the completion of the Gigabyte Slayer and WARP-G software licenses and the acquisition of the Webstar eCampus software.

Our Planned Products and Services

Gigabyte Slayer Software

Gigabyte Slayer is a distinct mobile application created to enable users to transmit more data over existing data streams to optimize data usage across mobile devices including smartphones and tablets. The application is designed to eliminate video streaming delays and reduce customers’ data plan bandwidth usage from any 3G or 4G LTE cell phone network provider. The application is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology. This technology significantly reduces the data package size and enhances the data traffic control between cell phone provider data downloads and uploads to customers’ mobile devices.

Web browsers perform various levels of caching data, the practice of storing data in and retrieving data from a memory device. Unfortunately, many use unsophisticated cache control capabilities. In comparison, Gigabyte Slayer data compression is capable of optimizing the high bandwidth downloads and returns the data to users’ mobile devices. This process is expected to dramatically reduce the data bandwidth needed when watching online videos, playing online games, or simply downloading large data files. The service is targeted to enter the mobile device market by offering application downloads with a monthly service fee. A smartphone and tablet user utilizing the Gigabyte Slayer application is expected to be able to decrease their data usage on their current data plan, at no additional cost, from their cell phone provider. Further, Gigabyte Slayer is designed to eliminate downloads “buffering” currently experienced by many current applications.

WARP-G Software

WARP-G is a business to business software solution that companies can use on an enterprise wide basis to transmit more data over existing data streams to optimize their data usage. The software is designed to enable enterprise users to deliver faster data streams, experience shorter download/upload times and increase the volume and speed of the data. The software is designed to create less congestion and increase the speed of packets being delivered more efficiently by using new proprietary data compression technology. This technology is expected to allow the enterprise users to push more data through existing pipelines meeting increasing consumer video demands and other large files.

Webstar eCampus

Webstar eCampus is an affordable, virtual online education and e-learning technology that allows the possibility of almost any organization to offer educational services online. Powered by Gigabyte Slayer data technology, it securely delivers all content at greater efficiency and significantly increases storage capabilities. It will enable universities and other educational institutions to increase student participation and convenience with an enhanced experience for the students. Students will no longer experience delays in data transmission or “buffering” that is experienced by other online e-learning solutions. Webstar eCampus makes it possible for educators to offer their students visual online access to classroom activities from anywhere in the world. Remote students who use the service will be able to virtually access their classroom via the internet using their web enabled Smartphone, device or computer. The Webstar eCampus software is currently in beta testing and is in use by one college on a trial basis.

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Designed with customer and user simplicity in mind, there is no complex customer setup, expensive servers or software to buy or build. Webstar eCampus allows classes with increased scheduling flexibility in real time or after hours. It makes it possible and affordable for educators to offer students virtual on-demand classroom activities and to increase their student base and attendance around the world through increased availability and reduced cost of education per student, with enhanced delivery quality. Webstar eCampus offers virtual real-time e-library and e-bookstore capabilities as well as virtual auditorium and student body gathering venues. Ongoing reach of this technology will include the development and implementation of virtual online learning centers in third world countries as well as medical support services and disaster relief services connected to our innovative software and virtual capabilities. Moreover, Webstar eCampus encompasses Cloud learning with secured connection and is smartphone ready.

Our Competitive Strengths

We plan to be an innovative technology company, which will develop brands, products, and services with competitive advantages and value for the public and industry alike. This will include:

a)	Our technology – our brands, products, and services – which are truly innovative and disruptive and, to our knowledge, completely unique.
b)	Positioning of our brands, products, and services with varying sales strategies specific to the differing markets. These offerings include: (1) Data Encryption (security), (2) Data Compression (Bandwidth) and (3) Data Delivery (Speed).
c)	Executive corporate leadership who understand the global opportunities and implications our brands, products, and services provide. Leadership that can position those offerings as innovative solutions which enable corporate growth and longevity, and position us as a market leader.
d)	Experienced marketing, design, and product support to bring our offerings to market in a powerful way.
e)	Executives and employees with a unique blend of skills and successful track record operating and managing Software-as-a-Service (SaaS) across industry sectors.
f)	Our knowledge and experience in creating, managing and implementing complex software products and services focused on industry-disruptive global solutions, with the highest degree of consistent, secure application use.

Market Opportunity

We have identified significant, targeted opportunities to market and sell our products and services. Our plans include providing licensing agreements with Fortune 100 technology and telecommunications companies as well as through e-commerce channels, colleges and universities and other educational and certification entities. In addition, we will leverage our go-to-market strategy and sales & marketing best-practices in conjunction with the intellectual property we plan to acquire from Webstar Networks and license from Soft Tech, respectively. Our leadership and personnel have experience marketing, selling and supporting software solutions which we plan to provide our customers.

a)	Unprecedented Data Compression Software. We are not aware of any data compression products or services that can increase data throughput up to six times on mobile devices, as the proprietary Gigabyte Slayer software.
b)	Unprecedented Data Efficiency and Faster Transmission Enterprise Software. We are not aware of any product or services that can allow data to be transmitted, uploaded and downloaded, at speeds of up to 110 MBPS (megabytes per second), as the proprietary WARP-G software.
c)	Pioneer of Data Delivery Innovation. Given the substantial expansion of the mobile device market and the increasing global demand for data access on the cable and telecommunications companies, we believe the licensed Gigabyte Slayer and WARP-G software solutions will become pioneering innovative disruptive technologies to significantly reduce the constraints of data delivery and data commerce facing the public, these companies and the industry as a whole.

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d)	Game-Changing Apps. Mobile device and smart device users’ demand for more data and a continually expanding user base will continue to pressure data network providers. The Gigabyte Slayer software is expected to not only meet ever-increasing consumer and corporate demand for more data access with less buffering, it is expected to reduce pressure on overburdened provider networks. In addition, the Gigabyte Slayer software will function on mobile devices independent from support of mobile device manufacturers.
e)	Immersive “On-Campus-Like” Virtual Learning Experience. The eCampus software has developed an advanced, ideal virtual learning environment that focuses on the psychology of human learning and human social interaction to deliver world-class education. Powered by Gigabyte Slayer provides a significantly enhanced experience by the students.
f)	Effective Go-To-Market Strategies. We plan to implement go-to-market strategies, led by our experienced executive team, utilizing corporate strategies and best-practices to produce expected profitable revenue channels in the retail B2C markets through e-commerce solutions, as well as B2B and B2ED revenue channels via global strategic partnerships and licensing agreements we plan to pursue.
g)	Global marketplace issues to be addressed by our Software solutions: (1) Cyber-security - Protecting information, identity and data for both individuals as well as businesses is a huge global issue, (2) Lost connections, buffering delays, bandwidth limitations. Slow downloads/uploads costs time, money, and builds frustration with digital and mobile users, (3) Rising costs of data dig deep into corporate margins, (4) Data plan limitations in storage and speed limit individuals’ mobile usage capabilities, (5) Rising costs of personal and family data plans, (6) Impending “Utilitization” of data by cable companies will significantly increase costs.

Growth Strategy

Our primary financing need is focused on funding the acquisition or licensing arrangements for the proprietary software products and services we plan to acquire, providing the proper support for such products, building our core of experienced and capable leadership team, and developing our corporate branding and go-to-market strategy.

Our core objective is to build the Webstar brand as a premier provider of Software as a Service (SaaS) in the Software Technology industry with the ability to enhance any and all industries by specializing in the optimization of data delivery through our propriety data compression, security solutions, artificial intelligence, and virtual online learning services.

Our primary means of building our brand is expected to be accomplished by consistently providing proprietary, disruptive products that possess mass-market appeal and fulfill significant market demand. Our goals include developing global partnerships with leading companies; delivering high quality, value-added services to our business partners and customers; and leveraging opportunities to align with complimentary cutting-edge technologies. In addition, we will have ongoing marketing efforts that reinforce the Webstar brand, its key market positions, and its core value propositions. We have developed effective business strategies to achieve these objectives.

As an emerging growth company, we plan to secure the exclusive right to market, sell, and license all apps, software, products, and services developed by Soft Tech. While initial efforts focus primarily on marketing, selling and licensing the Gigabyte Slayer software, in the future we may also acquire similar rights to apps, software, and products compatible with our mission created by companies other than Soft Tech.

The delivery of data through cable companies is heading to an unprecedented “tipping point” where we believe there will be no other solution but to charge customers for data usage as a monthly utility charge. We believe the software applications we plan to license and acquire and the services we plan to provide will be viewed as revolutionary technologies, which will embrace disruptive paradigm shifts in the cable and data delivery business markets, and will fulfill significant worldwide demand. We expect both retail and commercial demand for our products and services will be high due to the significant growth of and demand for mobile devices, smart devices (such as smart TVs), and other data delivery devices as an integral part of business operations and infrastructure as well as a vital, growing part of everyday life. The software we plan to license and acquire and the services we plan to offer have been developed with this in mind and are uniquely positioned to provide key solutions to increase data access and reduce costs for data network providers as well as their customers. The eCampus software includes uniquely innovative virtual online learning solutions for educators and academic institutions. We believe that our plan to be first-to-market and by establishing disruptive best-in-class products and services will lead to high-market demand— enabling us to become, and remain, a leader in the industry.

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Our growth strategy is to capitalize on our position as a global leader in our primary markets through our innovative, disruptive data delivery and compression software as well as through our virtual online education services. Our plan for growth includes:

●	Pursuit and development of organic growth through the expansion of our planned products and services as well as through strategic partnerships and potential acquisitions.

●	Commitment to hiring best-in-class executive management, technical support professionals, customer service experts and consultants.

●	Expansion of the data compression product, Gigabyte Slayer to the public, eventually into global markets through individual user sales and corporate business licensing contracts.

●	Expansion of the enterprise solution, WARP-G technology into all industries across global markets through corporate business licensing contracts.

●	Implementation and management of state-of-the-art network data centers for effective and efficient technology operations and customer support.

●	Begin eCampus’ penetration into U. S. post-secondary and K-12 markets.

●	Expand eCampus technology into other complementary industries including but not limited to virtual events, online corporate training and certification, virtual shopping, and virtual sporting events.

●	Negotiation of international licensing and partnerships for data delivery technology and virtual platform solutions with key strategic global corporations and institutions.

Global Paradigm Shift: The “Utilitization” of Data - Webstar is uniquely positioned to pioneer innovative and effective data delivery software solutions to the cable industry as it encounters a significant paradigm shift towards the “utilitization” of data. As cable companies continue to lose market share of their cable TV business to direct TV services and streaming video companies, the core of their business will increasingly focus on charging customers for usage of the data running through the pipelines they control—similar to how electric and water companies meter and charge customers for monthly usage. In the global cable industry, 27 countries have already successfully moved into this model of transforming data usage into a utility business. The delivery of data through cable companies is heading to an unprecedented “tipping point” where there will be no other solution but to charge customers for data usage as a monthly utility charge.

●	We expect demand for our services to increase exponentially and revenues and profits to grow accordingly from corporate and academic institution licensing and retail sales, as well as international sales.

●	We believe the development of future products and services that complement and expand our current portfolio of offerings will grow revenue and profits.

●	We plan to enter into an exclusive agreement with Soft Tech to create and develop additional disruptive software and technologies in the data delivery, artificial intelligence, and virtual online learning industry sectors.

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Competition

Our competitive landscape includes a variety of software products and service businesses offering telecommunications and data delivery as well as technology business consulting services. The market for these products and services is highly competitive. It is also highly fragmented, with many providers and no single competitor maintaining a clear market leadership position. Our competition will vary by location, type of service provided, and the type of customers to whom services are provided. Our competitors will include: (i) large national or international technology service firms; (ii) regional specialty firms; (iii) software / hardware vendors and resellers; (iv) other software solution developers and providers and (v) internal staff of our customers and potential customers, among others. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours. Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us as well as other, more established companies who do not now directly compete with us, may choose to enter our markets and become new competitors.

The eCampus product also faces varying degrees of competition from a variety of education companies because the learning system encompasses many components of the educational development and delivery process. We will compete primarily with companies that provide online curriculum and school support services. These companies include Advanced Academics (DeVry, Inc.), Connections Academy, LLC (recently announced to be acquired by Pearson PLC), White Hat Management, LLC, and National Network of Digital Schools Management Foundation Inc., among others. We will also face competition from online and print curriculum developers. These companies may already have an established market in that industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have currently.

Research & Development

We plan to rely on our related-party relationship with Soft Tech for product development and software engineering and consulting services for the maintenance, development and support of the Webstar eCampus platform and the Gigabyte Slayer and WARP-G software solutions. Based on the availability of our working capital, we intend to commit significant resources to product research and development to ensure that we can offer a viable and marketable virtual classroom access platform, data compression software application as well as other software applications expected to be released.

Intellectual Property

Following the completion of the planned purchase of the eCampus assets and entering into license agreements for the Gigabyte Slayer and the WARP-G software solutions, we will rely on a combination of copyright, patent, trademark and trade secret laws in the United States, as well as confidentiality agreements and other contractual arrangements, to establish and protect our proprietary and intellectual property rights. Webstar Networks plans to file a patent application in the United States related to the eCampus platform we plan to commercialize after we acquire it. In addition, Webstar Networks owns several Webstar-centric domain names for the current and future business to be based on the eCampus software. We intend to acquire these domain names when we complete the purchase of the eCampus assets upon closing of this offering.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and internationally, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business.

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In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of our users’ personal information and related data. We will post our Terms of Service and Privacy Policy on our website where we set forth our practices concerning the use, transmission and disclosure of customer data. Our failure to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could damage our reputation and business. In addition, the interpretation of data protection laws and their application to the Internet is evolving and not settled. There is a risk that these laws may be interpreted and applied in an inconsistent manner by various states, countries and areas of the world where our users are located, and in a manner that is not consistent with our current data protection practices. Complying with these varying national and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of confidence in our services and ultimately in a loss of users, which could adversely impact our business.

Employees

As of the date of this prospectus, our President and Chief Executive Officer is the only officer devoting their full time to the business. There are no other full-time employees at this time. We currently rely on our President and Chief Executive Officer, Joseph Stingone, to manage all aspects of our business. The executive officers who were engaged by the company provide services on a part time basis but will be engaged full time once the Company’s registration is effective and sufficient funds have been raised to support the business operations. We intend to hire additional employees on an as-needed basis as our business expands.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our principal offices are located at 4231 Walnut Bend, Jacksonville, FL 32257. Our telephone number is 1.800.608.6344. These offices are provided free of charge by Mr. Stingone until such time as the Company’s registration is effective and sufficient funds have been raised to support the business operations. At that time, a lease arrangement will be made.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Since inception, the Company signed two letters of intent to license proprietary software from a related party; i.e., Gigabyte Slayer and WARP-G. The Company has been focused in large part on organizational activities and the development of its business plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology and to license the WARP-G software application that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology. Further, the Company has signed an Intellectual Property Purchase Agreement to acquire the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party, which should occur following the completion of this Offering. The Company plans to complete these transactions using a portion of the proceeds raised in this offering. See “Description of Business – Purchase of Webstar eCampus,” “Description of Business –Software Licenses” and “Use of Proceeds”. As of June 30, 2017, we have generated an accumulated deficit of $3,467,223.

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Results of Operations for the three and six months ended June 30, 2017 and June 30, 2016

The following comparative analysis on results of operations was based primarily on the comparative unaudited financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this prospectus. The results discussed below are for the three and six months ended June 30, 2017 and 2016. The following discussion should be read in conjunction with our condensed financial statements and the related notes included in this prospectus.

Total operating expenses which are comprised of stock compensation expense, salaries and wages, consulting services and general and administrative expenses were $483,814 and $416,521 for the three months ended June 30, 2017 and 2016, respectively and $812,882 and $580,617 for the six months ended June 30, 2017 and 2016, respectively. The increase is primarily attributable to an increase in salaries and wages, partially offset by a decrease in stock compensation expense.

The net loss was $483,814 and $416,521 for the three months ended June 30, 2017 and 2016, respectively and $812,882 and $580,617 for the six months ended June 30, 2017 and 2016, respectively. This increase is a result of the increase in total operating expenses discussed above.

Liquidity, Going Concern and Uncertainties

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of June 30, 2017 our working capital deficit amounted to $3,457,493, an increase of $812,882 as compared to working capital deficit of $2,644,611, as of December 31, 2016. This increase is primarily a result of an increase in accrued liabilities consisting of accrued stock compensation, salaries and wages and amounts due to a related party.

Net cash used in operating activities was $29,190 during the six-month period ended June 30, 2017 compared to $76 in the six-month period ended June 30, 2016. The increase in cash used in operating activities is primarily attributable to an increase in net loss, partially offset by an increase in accrued salaries and wages and a decrease in stock compensation expense.

Net cash provided by financing activities was $29,133 during the six-month period ended June 30, 2017 compared to zero in the six-month period ended June 30, 2016. The increase in cash provided by financing activities was a result of an increase in funds received from a related party.

The financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. To date, the Company’s commercial operations have not generated revenues to enable profitability. Based on the current business plans and the Company’s operating requirements, management believes that the existing cash at June 30, 2017 will not be sufficient to fund operations for at least the next twelve months following the issuance of these financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as this initial public offering, other equity offerings and/or debt financings, strategic relationships, and to successfully execute its business plans. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to delay, scale back or eliminate some or all of its business plans which would likely have a material adverse effect on the Company.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Generally, the Company’s operations are subject to a number of factors that can affect its operating result and financial condition. Such factors include, but are not limited to, the results of our marketing efforts to promote users for our software solutions, successful launch and acceptance of our software solutions in the marketplace, competition of our software solutions, attraction of talented and skilled employees to support the business and the ability to raise capital to support its operations.

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Results of Operations for the year ended December 31, 2016 and for the period March 10, 2015 (inception) to December 31, 2015

The following comparative analysis on results of operations was based primarily on the comparative financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this prospectus. The results discussed below are for the year ended December 31, 2016 and for the period March 10, 2015 (inception) to December 31, 2015. The following discussion should be read in conjunction with our financial statements and the related notes included in this prospectus.

Total operating expenses which are comprised of stock compensation expense, salaries and wages, consulting services and general and administrative expenses were $1,560,647 and $1,093,694 for the year ended December 31, 2016 and for the period March 10, 2015 (inception) to December 31, 2015, respectively. The increase is primarily attributable to an increase in salaries and wages, stock compensation expense and consulting services.

The net loss was $1,560,647 and $1,093,694 for the year ended December 31, 2016 and for the period March 10, 2015 (inception) to December 31, 2015, respectively. This increase is a result of the increase in total operating expenses discussed above.

Liquidity, Going Concern and Uncertainties

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of December 31, 2016 our working capital deficit amounted to $2,644,611, an increase of $1,560,647 as compared to working capital deficit of $1,083,964, as of December 31, 2015. This increase is primarily a result of an increase in accrued liabilities consisting of accrued stock compensation, salaries and wages and consulting fees.

Net cash used in operating activities was $6,715 during the year ended December 31, 2016 compared to $3,486 in the period March 10, 2015 (Inception) to December 31, 2015. The change in cash from operating activities is primarily attributable to an increase in accrued stock compensation expense, accrued salaries and wages and accrued consulting and professional fees partially offset by a reduction in prepaid expense.

Net cash provided by financing activities was $7,157 during the year ended December 31, 2016 compared to $3,588 in the period March 10, 2015 (Inception) to December 31, 2015. The change in cash from financing activities was the result of additional proceeds from common stock purchases and an increase in cash received from a related party.

The financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. To date, the Company’s commercial operations have not generated revenues to enable profitability. Based on the current business plans and the Company’s operating requirements, management believes that the current cash balance will not be sufficient to fund operations for at least the next twelve months following the issuance of these financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as this initial public offering, other equity offerings and/or debt financings, strategic relationships, and to successfully execute its business plans. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to delay, scale back or eliminate some or all of its business plans which would likely have a material adverse effect on the Company.

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The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Generally, the Company’s operations are subject to a number of factors that can affect its operating result and financial condition. Such factors include, but are not limited to, the results of our marketing efforts to promote users for our software solutions, successful launch and acceptance of our software solutions in the marketplace, competition of our software solutions, attraction of talented and skilled employees to support the business and the ability to raise capital to support its operations.

Assuming we sell the minimum 3,000,000 shares offered by this prospectus for an aggregate of $3,000,000 in proceeds, we expect to incur a minimum of $3,000,000 in expenses during the next twelve months of operations as we complete the purchase of the Webstar eCampus assets and enter into a license for the Gigabyte Slayer software and for the WARP-G software solutions and further develop and commercialize these assets. We estimate that this will be comprised of approximately $2,941,000 towards operating expenses and $59,000 for expense associated with this offering.

In the event we run into cost overruns or lower than anticipated revenues, we will have to raise the funds to pay for these expenses. We potentially will have to issue debt or equity, or enter into a strategic arrangement with other third parties.

Since our inception, we have been funded by shareholder loans. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. There can be no assurance that additional capital will be available to us. Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes that exceed our current working capital will have a severe negative impact on our ability to remain a viable company.

We have incurred significant losses since our inception on March 10, 2015. We had a net loss during the six-month period ended June 30, 2017 of $812,882 and an accumulated deficit of $3,457,493 as of June 30, 2017. This raises substantial doubt about our ability to continue as a going concern.

The independent auditor’s report on our December 31, 2016 and 2015 financial statements states that our historical losses and accumulated deficiency raise substantial doubts about our ability to continue as a going concern due to the losses incurred and deficiency. If we are unable to raise additional capital and generate revenues and profits from our business plan, we will have to reduce, discontinue operations or cease to exist, which would be detrimental to the value of our common stock. We can make no assurances that our business operations will develop and provide us with significant cash to continue operations.

In order to continue as a going concern, we will need, among other things, additional capital resources. Management’s plan is to obtain such resources for our capital needs by obtaining capital from management and significant shareholders sufficient to meet its operating expenses while seeking to raise capital from this offering. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Internal control over financial reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Prior to this offering, we were a private company and we are currently in the process of reviewing, documenting and testing our internal control over financial reporting. During our internal reviews, we have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

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Presently, we are not an accelerated filer, as such term is defined by Rule 12b-2 of the Exchange Act, and therefore, our management is not presently required to perform an annual assessment of the effectiveness of our internal control over financial reporting. This requirement will first apply to our second Annual Report on Form 10-K. Our independent public registered accounting firm will first be required to attest to the effectiveness of our internal control over financial reporting for our Annual Report on Form 10-K for the first year we are no longer and “emerging growth company.”

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. The Company’s legal costs associated with contingent liabilities are recorded to expense as incurred.

Income taxes

We are a corporation for U.S. federal income tax purposes. As such we are subject to U.S. federal, state and local income taxes and are taxed at the prevailing corporate tax rates. We recognize the effect of income tax positions only if these positions are more likely than not to be sustained. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The financial statements included in this prospectus do not include a provision for federal income taxes since each of our statements of operations have a net loss. In the future, if we determine that such tax benefits are likely to be realized by us, we will record a deferred tax asset based on the then effective income tax rate.

JOBS Act

We qualify as an “emerging growth company” pursuant to the provisions of the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, reduced disclosure obligations relating to the presentation of financial statements in Management’s discussion and analysis of financial condition and results of operations and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We have availed ourselves of the reduced reporting obligations and executive compensation disclosure in this prospectus, and expect to continue to avail ourselves of the reduced reporting obligations available to emerging growth companies in future filings.

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In addition, an emerging growth company can delay its adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to take advantage of such extended transition period, and as a result, we may not comply with any new or revised accounting standards on the relevant dates on which non-emerging growth companies must adopt such standards.

We will continue to qualify as an emerging growth company until the earliest of:

●	The last day of our fiscal year following the fifth anniversary of the date of our IPO;

●	The last day of our fiscal year in which we have annual gross revenues of $1.0 billion or more;

●	The date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt;

●	The date on which we are deemed to be a “large accelerated filer”, which will occur at such time as we (1) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of our most recently completed second quarter, (2) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (3) have filed at least one annual report pursuant to the Exchange Act.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

As of June 30, 2017, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Stock-based Compensation. We follow the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values.

Recent Accounting Pronouncements

We implemented all new accounting standards that are in effect and that may impact our financial statements. We do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on the financial position or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Each director is elected at our annual meeting of shareholders and holds office until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position/Title
Joseph P. Stingone, Sr.	80	Chairman of the Board of Directors, President and Chief Executive Officer
Nan A. Kreamer	65	Chief Financial Officer
Eugene Fedele	57	Chief Marketing Officer
David Herzfeld	66	Chief Technology Officer
Ron Landmann, MD	42	Director
Michael Hendrickson	72	Director
John England, Ph.D.	73	Director
Kendall Almerico	54	Director
Kevin Harrington	60	Director

Joseph P. Stingone, Sr., Chairman of the Board of Directors, President and Chief Executive Officer

Mr. Stingone has served as our Chairman, President and Chief Executive Officer since September 2016. He has held various senior executive positions during his career and has managed his personal real estate holdings since 2000. In 2006 Mr. Stingone founded First Atlantic Bank of Jacksonville and served on its Board of Directors from 2006 to 2015 when he retired. Previously, Mr. Stingone held a variety of management roles at Prudential Insurance Company of America where he lead a multi-state team of agents and at Paradigm Mortgage, a residential mortgage company where he oversaw operations in multiple states and offices throughout the U.S. Mr. Stingone received a Bachelor of Science degree in Business from American University.

Our board of directors believes that Mr. Stingone’s expertise and experience as our President, Chief Executive Officer and Chairman of the Board of Directors, his perspective, depth and expertise in launching and managing a variety of businesses and his leadership in sales organizations provide him with the qualifications and skills to serve on our board of directors.

Nan A. Kreamer, Chief Financial Officer and Treasurer

Nan Kreamer has served as our Chief Financial Officer since September 2016. In 2015, Ms. Kreamer founded Avenue CFO Services, a Jacksonville-based strategic and financial consulting firm that specializes in providing outsourced CFO financial management services for small and medium sized companies, for which she has served as its President and Chief Executive Officer since it was founded. From 2013 to 2015, Ms. Kreamer served as part-time chief financial officer of True Communications, Inc., a privately-held integrator of voice, video, and data technologies as well as other consulting engagements. From 2011 to 2014, Ms. Kreamer was a consultant in the mortgage industry where, as part of a turnaround team, she was engaged in a foreclosure review on behalf of lenders under the direction of the U.S. Office of the Comptroller of the Currency and designed and implemented a back-office infrastructure for a mortgage lender. Previously, Ms. Kreamer has held various senior level accounting positions as Chief Financial Officer, Controller and Treasurer at both public and private companies. Prior to her corporate positions, Ms. Kreamer was an audit manager at PricewaterhouseCoopers. Ms. Kreamer received a Bachelor of Business Administration degree from Pace University and a Master’s in Business Administration from Pace University’s Lubin School of Business. Ms. Kreamer is a Certified Public Accountant in non-active status in the State of New York.

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Eugene Fedele, Chief Marketing Officer

Mr. Fedele has served as our Chief Marketing Officer since May 2017. He brings 30+ years’ experience growing businesses through effective marketing, branding and investment strategies to his role as our Chief Marketing Officer. He founded and has served as Chief Executive Officer of Openbox Creative Solutions from April 2014 to July 2017, a digital marketing and business development consulting services agency for B2B and B2C businesses. His work spans corporate vision, branding and marketing consulting; digital ecosystem programs; native and web-based apps, magazine publishing; alternative investment strategies; and digital solutions for start-ups and business growth initiatives. He has also constructed strategies and tools for navigating social media channels, career development and corporate culture best practices.

Before shifting his career to executive consulting in 2014, Mr. Fedele was chief creative officer for UBM, Plc from April 1999 to January 2014, a media, public relations and events company with worldwide operations. Mr. Fedele founded and managed two startup creative marketing agencies serving Fortune 500 companies in technology, healthcare, finance, and commerce— including IBM, HP, CA, ARM, Microsoft, Amazon, Penton, Reviticell, Xerox, Dell, Ingram Micro, UL, and Samsung. Mr. Fedele has been speaker at Folio: Media Next conference and taught university classes on digital marketing and design. He is publisher and co-owner of Florida Doctor Magazine, with a subscription base of over 10,000 Florida-based physicians and medical professionals. In 2015, Mr. Fedele partnered with the Jacksonville Chamber of Commerce as a mentor for Florida’s Start-Up Quest program—assisting and training prospective entrepreneurs in effective business strategy, business planning, investor relations, and speaking presentations. Mr. Fedele has authored 12 books that have sold over 200,000 copies globally, and has been honored with more than 200 marketing and design awards during his career. Mr. Fedele holds a Bachelor of Arts degree in Advertising and Marketing from Syracuse University.

David Herzfeld, Chief Technology Officer

Mr. Herzfeld has served as our Chief Technology Officer since June 2016. . He has extensive experience in the field of Information Technology (IT) and with business processes and has managed significant projects including Information Technology System Design, implementation, moves and upgrades. He has had various positions during his career. He joined Jet Blue Airways in 2009 and most recently served as Information Technology Services Manager and Manager of Change and Release for Jet Blue Airways from 2010 to 2017. As such he was a member of the senior leadership team managing the transition of key IT infrastructure services to Verizon managed services as well as other IT infrastructure projects.

Mr. Herzfeld’s accomplishments include critical roles in managing Information Technology projects for client companies resulting in increased performance and revenue production. He implemented Information Technology Infrastructure Library (ITIL) practices for the IT Service Management Department of JetBlue Airways. He managed the implementation of a project to design a client technology audit system, analyzing business processes and recommending improvements that contributed to increased efficiencies, lower TCO, and added value to his client’s bottom line.

As president of c3 Technology, a position he held from 2000 to 2006, he grew revenues for the startup company to over a million dollars in five years. His company was twice named to Northern Colorado’s list of fastest growing privately held companies. While at c3 Technology and in private consulting practice through 2009, he managed the implementation of projects designed to create a client technology audit system, analyzed business processes and recommended improvements that contributed to increased efficiencies, lower costs and added value to his clients’ bottom line.

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Mr. Herzfeld holds several certifications as follows: ITIL v3 Foundations, CSME; ITIL v3 Service Operation; Certificate in Project Management Program (PMI), Colorado State University; Certified Netware Engineer; and Microsoft Certified Sales. Mr. Herzfeld holds a Bachelor of Science degree in Computer Information Systems from the University of Colorado at Denver.

Ron G. Landmann, M.D., Director

Ron G. Landmann, M. D. has served as a director since August 2017. Dr. Landmann is active as a clinician, researcher and leader in the American Society of Colon and Rectal Surgeons. He currently serves as chairman on the national Rectal Cancer Steering Committee since June       2017working to improve care for patients nationally. He was one of the standards writers for the National Accreditation Program for Rectal Cancer Surgery and Centers of Excellence via the US Commission on Cancer. He has served on the editorial board of a leading journal in his field since 2012 and also sits as a reviewer on other peer-reviewed journals. He has been a principal investigator on several national cooperative and industry sponsored clinical trials as well as a founding co-course director for the leading national rectal cancer symposium since 2016. He has published numerous peer-reviewed articles, presented at several national and international surgical society meetings/conference, authored dozens of book chapters, and edited numerous peer-reviewed educational training videos.

He completed his surgical residency at St. Luke’s/Roosevelt Hospital/Columbia University, and subsequently two fellowships in Colon & Rectal Surgical Oncology at Memorial Sloan-Kettering Cancer Center (New York, NY) and Colon & Rectal Surgery at Cleveland Clinic (Weston, Florida). He has been a consultant in the Department of Surgery and an Assistant Professor of Surgery at the Mayo Clinic College of Medicine since 2008. Dr. Landmann has been in the academic practice of medicine since 2008. His practice is focused on robotic surgery and newer minimally invasive and computer-assisted approaches for colorectal and general surgical diseases. His clinical fields of expertise are ulcerative colitis, rectal cancer, and Crohn’s disease. He is an active researcher and investigator of newer computer-assisted and augmented/virtual reality imaging and guidance in surgery. In addition, he has helped design newer surgical devices to improve quality and standard of care for patients.

Dr. Landmann’s education and residency training consists of: a residency in Colon & Rectal Surgery, Cleveland Clinic Foundation and Cleveland Clinic Florida (2008), Academic Chief Resident - General Surgery, St. Luke’s-Roosevelt Hospital Center (2007), University Hospital of Columbia University, Resident - General Surgery, St. Luke’s-Roosevelt Hospital Center, University Hospital of Columbia University (2007), Fellow - Colorectal Surgical Oncology, Memorial Sloan-Kettering Cancer Center, Cornell University (2005). Dr. Landmann received a Medical Doctor degree in Medicine from Boston University School of Medicine and a Bachelor of Arts in Medical Sciences with a Minor in Computer Science from the College of Arts & Sciences, Boston University.

Our board of directors believes that Dr. Landmann’s expertise and experience as an educator, his perspective, depth and background in information systems and leadership in education and management provide him with the qualifications and skills to serve on our board of directors.

Michael A. Hendrickson, Director

Mr. Hendrickson has served as a director since August 2017. For nearly 40 years Mr. Hendrickson has been a successful investment banker, entrepreneur and senior executive in the mining, energy, real estate, high-tech and insurance industries. In 2012, Mr. Hendrickson founded StoneBridge Securities, LLC, an international investment banking firm and NASD Broker/Dealer based in Seattle, Washington where he remains the managing partner.

In 2012, Mr. Hendrickson was a founding principal in Base Capital, a private investment and merchant banking firm with a specialty in real estate development and financing. The firm made direct investments in real estate projects and mature businesses along with serving as a developer. Additionally, Mr. Hendrickson was the principal founder of West Coast Management Production and Capital, LLC in 1995, a real estate developer and property manager based in Bellevue, Washington with which he is currently still active. These firms developed mixed use projects, malls, housing projects, multi-family housing and high-rise construction, including the preparation and permitting of raw land.

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In 1994 Mr. Hendrickson founded and is currently Chairman and CEO of Hendrickson Exploration & Mining, located in Anchorage, Alaska since he founded the company in 1994. His experience in mining and exploration started 50 years ago in his father’s mining operations followed by additional experience working for the Anaconda Copper Mining Company in Anaconda, Montana, and mining operations in Alaska. He has experience in placer, open pit and load mine operations primarily in the Western US and Alaska.

Mr. Hendrickson also has over 30 years in the insurance industry, including over 25 years with Prudential Insurance Company of America retiring as an officer.

Mr. Hendrickson has served on the Board of Directors of private companies including, Smart Starters from 2000-2005, Tectonic Audio Labs from 2008-2013, Whooshh Innovations, LLC from 2014 to present, Native Network 2015 to present, Big Sky Development Group from 2005 to present, Ignition Wireless from 2014 to present, He served on the Dow Airforce Base Advisory Committee in 1970, SEAPAC Aviation from 2012 to present, Arlington Airport Owners Association since 1991 to present and L&L Energy in 1997.

Mr. Hendrickson attended the Montana School of Mines, the University of Montana, and holds designations as a Chartered Life Underwriter (CLU) and Chartered Financial Consultant designation from the American College along with being designated a Life Underwriting Training Council Fellow (LUTCF).

Our board of directors believes that Mr. Hendrickson’s expertise and experience in finance, his perspective, depth and expertise in managing a variety of businesses and leadership as a member of the board of directors in a variety of industries provide him with the qualifications and skills to serve on our board of directors.

John England, Ph.D., Director

John England, Ph.D. has served as a director of our company since 2015. Dr. England has been an education consultant providing accreditation on site visits for accreditation agencies and consulting with schools, colleges and universities assisting in the development of classroom online curriculum, compliance issues and supervision. He is Founder and President of Al Technical Institute, an online business and technical school which he founded in 2005. Assisting in the design of the Webstar eCampus; he has been an Education Consultant since 2006. From 2010 to 2013 Dr. England served as Assistant Executive Director for the National Accreditation for Colleges and Schools.

Since 2012, Dr. England has been serving as the Chief Executive Officer and President of Cyber-Education Services Group and was instrumental in designing online Asynchronous Software. Since 2014, Dr. England has been the Faculty and Chair of Basic Sciences for Southwest University of Naprapathic Medicine and Health Sciences.

Dr. England is a Vietnam Era Veteran He holds a Certificate in Commerce/Insurance, and is a Certified Insurance Advisor, Financial Advisor, IRS Registered Tax Practitioner, Registered Financial Planner, and Certified Professional Educator (CPE) and has a Fellow in Life Management (F.L.M.I.). Previously, Dr. England held a variety of high level teaching and executive management roles at a variety of education institutions since 1991

Dr. England received a Bachelor of Business Administration (Risk Management/Insurance) degree from the University of Richmond, a Master’s in Business Administration (Business/International Business) from Georgia State University, a Ph.D. in International Business from American International University, and a Doctor of Business Administration in International Management/Marketing from Alpha University/California University.

Our board of directors believes that Dr. England’s expertise and experience as an educator, his perspective, depth and expertise in development educational software systems and managing a variety of business and leadership in education and management provide him with the qualifications and skills to serve on our board of directors.

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Kendall Almerico, Director

Kendall Almerico has served as a Director of our company since 2015. He is an attorney with 28 years’ experience who is considered one of the top crowdfunding and JOBS Act experts in the United States. Since 2016, Mr. Almerico has been the Chief Executive Officer of BankRoll Ventures, an equity crowdfunding web site providing consulting services for companies seeking to raise capital under Regulation A+ Mini IPOs and 506(c) and 506(b) private placements. Mr. Almerico is a guest writer for Entrepreneur.com and participates as a speaker on the subject of crowdfunding and created Legally Speaking in the early 1990’s as a public affairs television program that aired for 12 years and provided legal help and education to those who could not otherwise afford to consult with an attorney. Mr. Almerico was also the co-founder of StarTrust Management in the late 1990’s until 2009 as an athlete and entertainment agency, where he provided agent services and professional guidance to professional athletes including NFL players, Major League Baseball players, Olympic athletes and a NASCAR driver. In addition to his roles in various business ventures, Mr. Almerico has been engaged in the private practice of law since 1988.

Mr. Almerico received a Bachelor of Arts degree in Broadcasting from the University of Florida College of Journalism and Mass Communication and a Juris Doctor from the University of Florida College of Law where he was an editor of The Journal of Law and Public Policy and the recipient of the William C. Gaither Award as the outstanding member of the University of Florida Moot Court Team.

Our board of directors believes that Mr. Almerico’ s expertise and experience in the capital formation process, his perspective, depth and expertise in business, finance and law provide him with the qualifications and skills to serve on our board of directors.

Kevin Harrington, Director

Kevin Harrington has served as a Director of our company since 2015. He has been a successful entrepreneur over the last 40 years. He is a Partner and Executive Producer of Jung Guns Entertainment, LLC since April 2016; he is the Managing Partner for Quantum Media Marketing since April 2016; he is a member of the Board of Directors for Celsius, Inc. since 2012; he is an advisor for Hang With, Inc., since 2015; he is an advisor for LottoGopher (Symbol LOTO), since 2017; he is a Director of Rocky Mountain High Brands, Inc. (RMHB) since 2017; he is the Owner of AsSeenOnTV.Pro which he started in 2014; he is an advisor for NuGene, Inc. since 2015; he is the Founder of StarShop, LLC, an entertainment powerhouse that gives mobile shoppers VIP access to celebrities and products; he is the Co-Founder of Global Leaders Organization which he founded in January 2015; and he was Chairman of As Seen On TV, Inc. from 2009 to 2014.

Mr. Harrington currently operates a private consulting firm where he works with companies to increase distribution, analyze electronic retailing opportunities, effectively market on digital, social media, TV, radio, or print, source manufacturing, and establishes celebrity relationships. He is also an Original Shark on the ABC hit, Emmy winning TV show, “Shark Tank.” In addition, he is the inventor of the infomercial As Seen On TV Pioneer. He is also a Co-Founder of the Electronic Retailers Association (ERA), a global direct to consumer organization, and a Co-Founder of the Entrepreneurs Organization (EO). Mr. Harrington got his start as a young entrepreneur in the early 80’s, when he launched Quantum International, a company which grew into a $500 million per year business listed on the New York Stock Exchange. Entrepreneur Magazine has called him one of the Top Entrepreneurs of Our Time.

Our board of directors believes that Mr. Harrington’s expertise and experience in the capital formation process, his perspective, depth and expertise in business, finance and law provide him with the qualifications and skills to serve on our board of directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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Corporate Governance

Our board of directors is comprised of one (1) non-independent director and five (5) independent directors. It has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board as a whole. Our board believes that the establishment of committees at this time would not provide any benefits to our company and could be considered more form than substance. Such committees may be formed in the future.

The Company plans to bind public company directors’ and officers’ insurance coverage once the registration statement is effective.

Code of Ethics

We expect that we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics available on our website at www.webstartechnologygroup.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

Board Structure

Our board has chosen not to separate the positions of Chief Executive Officer and Chairman of the Board as our initial planned operations will be limited. Our board of directors does not believe that such separation will serve any useful purpose at this time.

Role of Board in Risk Oversight Process

Management is responsible for the day-to-day management of risk and for identifying our risk exposures and communicating such exposures to our board. Our board is responsible for designing, implementing and overseeing our risk management processes. The board does not have a standing risk management committee, but administers this function directly through the board as a whole. The whole board considers strategic risks and opportunities and receives reports from our officers regarding risk oversight in their areas of responsibility as necessary. We believe our board’s leadership structure facilitates the division of risk management oversight responsibilities and enhances the board’s efficiency in fulfilling our oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board of Directors

Shareholders with questions about us are encouraged to contact us by sending communications to the attention of the Chief Executive Officer at 4231 Walnut Bend, Jacksonville, Florida 32257. If shareholders feel that their questions have not been sufficiently addressed through communications with the Chief Executive Officer, they may communicate with the board of directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

Director Compensation

We have entered into consulting agreements with our non-employee directors as discussed below. We have agreed to pay our non-employee directors $3,000 each for attending our quarterly board of directors meeting and reimburse them for reasonable travel expenses incurred in attending board and committee meetings once the Company is publicly held. The Company has not held quarterly board meetings and, therefore, such fees have not been paid nor accrued to date. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

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We have agreed to issue 750,000 shares of our Common Stock to each of Kendall Almerico and Kevin Harrington and 100,000 shares to each of Dr. Landmann and Mr. Hendrickson. The shares of our common stock are issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii), at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event does not occur by July 31, 2018, the Company agreed to issue the shares to the director or his designee. Also, if the Company is acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the common stock will be issued and delivered to the director immediately prior to the closing of the transaction so that the director will receive his percentage of the compensation in kind for the acquisition or merger.

In addition, once the company’s public offering is completed we have agreed to pay each of Dr. England, Dr. Landmann and Mr. Hendrickson $3,000 per quarter for attending our quarterly board of director’s meetings and reimburse them for reasonable travel expenses incurred in attending the meeting. In addition, once the company’s registration is effective, we agreed to award them options to purchase 100,000 shares of our common stock. The options are exercisable at the closing price of our common stock on the date of the award, vest 50% one year from the date of grant and 50% two years from the date of appointment and are exercisable at any time after they vest prior to the four year anniversary of the date of their appointment to the board of directors.

Joseph P. Stingone, Sr. is not paid any compensation for serving as a director other than his compensation as our Chief Executive Officer as described elsewhere in this prospectus.

Procedures for Nominating Directors

The sitting directors nominate the people that they recommend to be directors of the Company for the coming year. The recommendations are then presented to the shareholders for a vote at an annual or special meeting of shareholders. The board sets a “record date” for determining shareholders that will be entitled to notice of and to vote at the annual and/or special meeting. Only shareholders of record as of the record date will be entitled to notice of the meeting and to vote at the meeting.

The required quorum for the annual meeting is a majority of the common stock issued and outstanding on the record date. If a quorum is not present when the meeting is called to order on the day and time stated above, the shareholders will be asked to vote to adjourn the meeting in order to enable us to have more shareholders in attendance, either in person or by proxy. Those who are present at the time of the meeting, though less than a quorum to transact other business, are sufficient to have a vote on adjournment of the meeting to a later date.

To approve the election of directors, the number of nominees proposed by the directors receiving the highest number of (or plurality) for votes at the annual and/or special meeting will be elected.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity,

●	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2016 whose compensation exceed $100,000, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2016.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

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2016 Summary Compensation Table

Name and Principal Position	Fiscal Year Ended(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Joseph P. Stingone, Sr.	12/31/2016	75,000		250,000	-	-	325,000
Nan Kreamer(2)	12/31/2016	59,444		200,000	-	-	259,444
David Herzfeld	12/31/2016	56,250		250,000	-	-	306,250

(1)	There was no compensation accrued in 2015 for executive officers as none were employed until 2016.
(2)	Appointed as Chief Financial Officer in September 2016.

Executive Employment Agreements

Joseph P. Stingone, Sr. As of September 12, 2016, Mr. Stingone and our company entered into an Employment Agreement and an amendment to that agreement to serve as our Chairman, Chief Executive Officer and President. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Stingone’s compensation will be: (i) salary of $250,000 per year, (ii) 250,000 shares of our common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors. The shares of our common stock are issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event does not occur by July 31, 2018, the Company agreed to issue the shares Mr. Stingone or his designee. Also, if the Company is acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the common stock will be issued and delivered to Mr. Stingone immediately prior to the closing of the transaction so that Mr. Stingone will receive his percentage of the compensation in kind for the acquisition or merger.

Mr. Stingone is entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs we offer to all company executives and reimbursement of expenses incurred in the course of employment. If Mr. Stingone’s employment is terminated by us without cause, he is entitled to be paid his compensation through the end of the remaining term. If Mr. Stingone’s employment is terminated by us with cause, he is not entitled to any compensation as of the termination date. During the term of his employment and for a period of two years thereafter, Mr. Stingone agreed to refrain from engaging in a business that is or plans to offer products or services offered by us or engages in any other business we are engaged in. In addition, Mr. Stingone agreed to keep certain information of the Company confidential.

Mr. Stingone has orally agreed to defer his compensation under his employment agreement until the Company raises sufficient capital to begin payments of his salary in cash.

Nan A. Kreamer. As of September 13, 2016, Ms. Kreamer and our company entered into an Employment Agreement and an amendment to that agreement to serve as our Chief Financial Officer and Treasurer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Ms. Kreamer’s compensation will be: (i) salary of $200,000 per year, (ii) 200,000 shares of our common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors. The shares of our common stock are issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event does not occur by July 31, 2018, the Company agreed to issue the shares to Ms. Kreamer or her designee. Also, if the Company is acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the common stock will be issued and delivered to Ms. Kreamer immediately prior to the closing of the transaction so that Ms. Kreamer will receive her percentage of the compensation in kind for the acquisition or merger.

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Ms. Kreamer is entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs we offer to all company executives and reimbursement of expenses incurred in the course of employment. If Ms. Kreamer’s employment is terminated by us without cause, she is entitled to be paid her compensation through the end of the remaining term. If Ms. Kreamer’s employment is terminated by us with cause, she is not entitled to any compensation as of the termination date. During the term of her employment and for a period of two years thereafter, Ms. Kreamer agreed to refrain from engaging in a business that is or plans to offer products or services offered by us or engages in any other business we are engaged in. In addition, Ms. Kreamer agreed to keep certain information of the Company confidential.

Ms. Kreamer has orally agreed to defer her compensation under her employment agreement until the Company raises sufficient capital to begin payments of her salary in cash.

David Herzfeld. As of June 16, 2016, Mr. Herzfeld and our company entered into an Employment Agreement and an amendment to that agreement to serve as our Chief Technology Officer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Herzfeld’s compensation will be: (i) salary of $100,000 per year for the first six months of the term and $150,000 on an annual basis for the remainder of the initial one term of the agreement, (ii) 250,000 shares of our common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors. The shares of our common stock are issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event does not occur by July 31, 2018, the Company agreed to issue the shares Mr. Herzfeld or his designee. Also, if the Company is acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the common stock will be issued and delivered to Mr. Herzfeld immediately prior to the closing of the transaction so that Mr. Herzfeld will receive his percentage of the compensation in kind for the acquisition or merger.

Mr. Herzfeld is entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs we offer to all company executives and reimbursement of expenses incurred in the course of employment. If Mr. Herzfeld’s employment is terminated by us without cause, he is entitled to be paid his compensation through the end of the remaining term. If Mr. Herzfeld’s employment is terminated by us with cause, he is not entitled to any compensation as of the termination date. During the term of his employment and for a period of one year thereafter, Mr. Herzfeld agreed to refrain from engaging in a business that is or plans to offer products or services offered by us or engages in any other business we are engaged in. In addition, Mr. Herzfeld agreed to keep certain information of the Company confidential.

Mr. Herzfeld has orally agreed to defer his compensation under his employment agreement until the Company raises sufficient capital to begin payments of his salary in cash.

Long-Term Incentive Plans

There are no arrangements or plans in which we would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our board of directors. The board as a whole determines executive compensation.

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Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that John England, Ph.D., Kendall Almerico, Kevin Harrington, Ron Landmann, M.D. and Michael Hendrickson do not have a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or responsibilities and that each of these directors is “independent” as that term is defined under the listing standards of NASDAQ.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2016:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Joseph P. Stingone, Sr.	0	0	0	0	0	0	0	0	0
Nan A. Kreamer	0	0	0	0	0	0	0	0	0
David Herzfeld	0	0	0	0	0	0	0	0	0

Limitation on Liability

Under the Wyoming Revised Statutes and our amended and restated articles of incorporation, as amended, our directors will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care”. This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

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The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since March 10, 2015 (inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the audit committee for consideration for referral to our board of directors for its consideration.

In connection with the formation of our company, we issued an aggregate of 97,000,000 shares to James Owens, a member of our Board of Directors in exchange for a cash contribution of $9,700.

James Owens, a substantial shareholder of the Company, loaned the Company a net total of $30,147 for the period from March 10, 2015 (Inception) to June 30, 2017. These funds have been used for organization and working capital to date.

On August 16, 2017, we entered into an Amended and Restated Consulting Agreement with James Owens. Under the terms of the agreement, Mr. Owens’ duties include: strategic alliances, mergers and acquisitions; corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by us; business development and business advertising and due diligence processes. The term of the agreement commenced on August 16, 2017 and continues for a period of five years. Mr. Owens will receive a monthly retainer of $20,000 per month for his services.

On October 26, 2017, we entered into an Amended and Restated letter of intent with Soft Tech to exclusively license its Gigabyte Slayer software and on October 26, 2017 a letter of intent to exclusively license its WARP-G software and further develop and commercialize both products throughout the world. In addition, the license agreement related to Gigabyte Slayer will include a clause that provides that if at any time during the term of the license Soft Tech develops or creates a software solution that it seeks to commercialize by way of marketing, selling or licensing to a third party (the “Future Software Products”), Soft Tech must first offer the Future Software Products to the Company on the same terms that Soft Tech seeks from a third party. Should the Company be unwilling or unable to enter into an agreement with Soft Tech to purchase or license the Future Software Products within 60 days from receipt of written notice of the offer from Soft Tech, then Soft Tech may sell or license the Future Software Products to a third party upon the same terms and conditions offered by Soft Tech to the Company. James Owens, a substantial shareholder of our company owns an 80% interest in Soft Tech. Upon entering into license agreements with Soft Tech, we agreed to pay them an initial one-time license fee of $675,000 plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the Gigabyte Slayer software and one-time license fee of $675,000 plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the WARP-G software application assuming we raise at least $10,000,000 in this offering. In the event we raise less than this amount, we agreed to accrue the cash portion of the license fee until such time as we have sufficient cash to make such payment. The closing dates on these license agreements must occur no later than 90 days after our sale of a minimum of $3,000,000 of our common stock in this offering. The closing is conditioned upon us entering into a license agreement with Soft Tech, payment or accrual of the initial license fee and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason. See “Description of Business – Software Licenses.”

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On June 30, 2017, we entered into an Intellectual Property Purchase Agreement with Webstar Networks (the “IP Purchase Agreement”). James Owns, a substantial shareholder of our company controls the voting power of Webstar Networks. Under the terms of this agreement, we agreed to purchase and Webstar Networks agreed to sell to us all intellectual property associated with the Webstar eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. The purchase price for these assets is 17,000,000 shares of our unregistered common stock. The closing date must occur no later than July 31, 2018 and is conditioned upon our sale of a minimum of $3,000,000 of our common stock in this offering. Additionally, the IP Purchase Agreement contains additional covenants, representations and warranties that are customary of asset purchase and sale agreements. We plan to close on the purchase of the Webstar eCampus assets promptly upon completion of the sale of at least $3,000,000 of our common stock in this offering. See “Description of Business – Purchase of Webstar eCampus Assets.”

We plan to enter into a technology services agreement with Soft Tech to support our information technology operations, including the development and support of the Gigabyte Slayer, WARP-G and the Webstar eCampus software solutions once we complete these transactions. We plan to pay Soft Tech a fee for these services that is comprised of cash in the amount of $500 per month per employee for user support and network operations and $10,000 per month for tier III technical support for the Gigabyte Slayer, WARP-G and eCampus software. In addition, we plan to award Soft Tech an option to purchase 15,000,000 shares of our common stock. The stock options would vest 20% on each anniversary of the award date and will expire 10 years after the date they are awarded. These terms will be included in a technology services agreement we plan to enter into in conjunction with the completion of the Gigabyte Slayer software license, the WARP-G software license and the purchase of the Webstar eCampus software.

Joseph P. Stingone, Sr., our Chief Executive Officer has provided us with the use of our principal offices located at 4231 Walnut Bend, Jacksonville, FL 32257 free of charge until such time as our registration statement becomes effective and sufficient funds have been raised to support our business operations. At that time, a lease arrangement will be made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At December 27, 2017, we had 97,300,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of December 27, 2017 for:

●	each of our executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group, and

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

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Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, except as otherwise provided below.

Unless otherwise indicated, the business address of each person listed is in care of Webstar Technology Group, Inc., 4231 Walnut Bend, Jacksonville, Florida 32257.

Common Shares

	Before Offering			After Offering
	Shares Beneficially Owned		Percentage of Shares(1)	Shares Beneficially Owned		Percentage of Shares(2)
Name of Beneficial Owner
5% Stockholders:
James Owens	97,000,000		99.7%	114,000,000	(3)	83.0%

Directors and Named Executive Officers:
Joseph P. Stingone	-		*	250,000	(4)	0.2%
Nan A. Kreamer	-		*	200,000	(5)	0.1%
David Herzfeld	-		*	250,000	(4)	0.2%
Eugene Fedele	-		*	100,000	(6)	0.1%
Ron Landmann, MD	-		*	100,000	(6)	0.1%
Michael Hendrickson	-		*	100,000	(6)	0.1%
John England, Ph.D.	75,000	(7)	*	75,000		0.1%
Kendall Almerico	-		*	750,000	(8)	0.5%
Kevin Harrington	-		*	750,000	(8)	0.5%
All named executive officers and directors as a group (nine persons)	75,000		*			1.9%

* less than 1%.

(1)	Based on 97,300,000 shares outstanding as of December 27, 2017.

(2)	Based on 137,300,000 proforma shares outstanding following sale of the maximum number of shares in is offering which includes 97,300,000 shares currently outstanding, 20,000,000 shares included in this offering, 17,000,000 shares to be issued to Webstar Networks and 3,000,000 shares to be issued to officers, directors and consultants as compensation.

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(3)	Shares include 97,000,000 shares purchased under the terms of a Subscription Agreement dated March 10, 2015 as founder shares and 17,000,000 shares that may be issued to Webstar Networks, beneficially owned by James Owens, in connection with the proposed purchase of the eCampus software.

(4)	Includes 250,000 shares issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company.

(5)	Includes 200,000 shares issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company.

(6)	Includes 100,000 shares issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company.

(7)	Shares purchased under a Subscription Agreement dated March 10, 2015 as founder shares.

(8)	Includes 750,000 shares issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our shareholders	-	-	-
Plans not approved by shareholders*	-	-	-

*Note: The Company intends to award stock options to three of its board of directors in accordance with their director services agreements totaling 300,000 shares once the Company’s registration is effective.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. At June 30, 2017, we had 97,300,000 shares of common stock issued and outstanding and no shares of preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Our Articles of Incorporation and Wyoming General Corporation Law

Our Amended and Restated Articles of Incorporation provide for the issuance of up to 300,000,000 shares of our common stock par value $0.0001. Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our board has the authority to issue an unlimited additional amount of shares. The existence of unlimited authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such shareholder’s shares.

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Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested shareholders” for three years after the “interested shareholder” first becomes an “interested shareholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested shareholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, phone (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

The financial statements from March 10, 2015 (Inception) through December 31, 2015 and for the year ended December 31, 2016 included in the Registration Statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing in the prospectus, given on the authority of said firm as experts in auditing and accounting.

The current address of Friedman LLP is 301 Lippincott Dr., Suite 400, Marlton, NJ 08053.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Wyoming law, our amended and restated articles of incorporation, as amended, and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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WEBSTAR TECHNOLOGY GROUP, INC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Webstar Technology Group, Inc.

We have audited the accompanying balance sheets of Webstar Technology Group, Inc. (the “Company) as of December 31, 2016 and 2015, and the related statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2016 and the period from March 10, 2015 (Inception) through December 31, 2015. Webstar Technology Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Webstar Technology Group, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and the period from March 10, 2015 (Inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has recurring losses, negative working capital and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the Company is unable to obtain financing, there could be a material adverse effect on the Company.

/s/ Friedman LLP
Marlton, New Jersey
December 28, 2017

F-2

Webstar Technology Group, Inc.

Balance Sheets

	December 31,
	2016	2015
ASSETS

Current assets
Cash	$544	$102
Prepaid expenses	2,709	709
Due from related party	-	6,142
Total current assets	3,253	6,953

Total assets	$3,253	$6,953

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accrued stock compensation	$2,366,667	$1,066,667
Accrued salaries and related payroll taxes	205,283	-
Accrued consulting fees	72,250	24,250
Accrued professional fees	2,650	-
Due to related party	1,014	-
Total current liabilities	2,647,864	1,090,917

Commitments

Shareholders' deficit
Preferred stock, $0.0001 par value; Authorized 1,000,000 shares; None issued and outstanding	-	-
Common stock, $0.0001 par value; Authorized 300,000,000 shares; 97,300,000 issued and outstanding	9,730	9,730
Additional paid-in-capital	-	-
Accumulated deficit	(2,654,341)	(1,093,694)
Total shareholders' deficit	(2,644,611)	(1,083,964)

Total liabilities and shareholders' deficit	$3,253	$6,953

The accompanying notes are an integral part of these financial statements.

F-3

Webstar Technology Group, Inc.

Statements of Operations

	For the Year Ended December 31, 2016	For the Period March 10, 2015 (Inception) to December 31, 2015
Operating expenses
Stock compensation expense	$1,300,000	$1,066,667
General and administrative	260,647	27,027
Total operating expense	1,560,647	1,093,694

Net loss before taxes	(1,560,647)	(1,093,694)
Income tax expense	-	-
Net loss	$(1,560,647)	$(1,093,694)

Net loss per share-basic and diluted	$(0.02)	$(0.01)
Weighted average shares outstanding-basic and diluted	97,300,000	97,300,000

The accompanying notes are an integral part of these financial statements.

F-4

Webstar Technology Group, Inc.

Statements of Shareholders’ Deficit

For the Period March 10, 2015 (Inception) to December 31, 2016

	Preferred Stock		Common Stock		Additional	Retained
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance:
March 10, 2015 (Inception)-Founder shares issued	-	$-		$9,730	$-	$-	$9,730
Net loss	-	-	-	-	-	(1,093,694)	(1,093,694)
Balance, December 31, 2015	-	-		9,730	-	(1,093,694)	(1,083,964)

Net loss	-	-	-	-	-	(1,560,647)	(1,560,647)
Balance, December 31, 2016	-	$-		$9,730	$-	$(2,654,341)	$(2,644,611)

The accompanying notes are an integral part of these financial statements.

F-5

Webstar Technology Group, Inc.

Statements of Cash Flows

	For the Year Ended December 31, 2016	For the Period March 10, 2015 (Inception) to December 31, 2015
Cash flows from operating activities
Net loss	$(1,560,647)	$(1,093,694)

Adjustments to reconcile net loss to cash used in operating activities:
Stock compensation expense	1,300,000	1,066,667

Change in current assets and liabilities
Prepaid expenses	(2,000)	(709)
Accrued salaries and related payroll taxes	205,283	-
Accrued consulting fees	48,000	24,250
Accrued professional fees	2,650	-
Net cash used in operating activities	(6,714)	(3,486)

Cash flows from financing activities
Proceeds from common stock purchase	6,142	3,588
Proceeds from related party	1,014	-
Net cash provided by financing activities	7,156	3,588

Net increases in cash	442	102
Cash at the beginning of the period	102	-
Cash at the end of the period	$544	$102

The accompanying notes are an integral part of these financial statements.

F-6

WEBSTAR TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Webstar Technology Group, Inc. (the “Company”) was incorporated in Wyoming on March 10, 2015. The Company was established for the operation of certain licensed and purchased software solutions. Since inception, the Company signed two letters of intent with a related party to license proprietary software technology solutions; i.e., Gigabyte Slayer and WARP-G. The Company has been focused in large part on organizational activities and the development of its business plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology and to license the WARP-G software solution that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology. Further, the Company has signed an Intellectual Property Purchase Agreement to acquire the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party, which should occur following the completion of this Offering. The Company plans to complete these transactions using a portion of the proceeds raised in this offering.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Liquidity, Going Concern and Uncertainties

These financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. To date, the Company’s commercial operations have not generated revenues to enable profitability. As of December 31, 2016, the Company had an accumulated deficit of $2,654,341, and has incurred net losses of $1,560,647 for the year ended December 31, 2016 and $1,093,694 for the period from March 10, 2015 (inception) to December 31, 2015. Based on the current business plans and the Company’s operating requirements, management believes that the existing cash at December 31, 2016 will not be sufficient to fund operations for at least the next twelve months following the issuance of these financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as its initial public offering, future equity offerings and/or debt financings, strategic relationships, and to successfully execute its business plans. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to delay, scale back or eliminate some or all of its business plans which would likely have a material adverse effect on the Company.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Generally, the Company’s operations are subject to a number of factors that can affect its operating results and financial condition. Such factors include, but are not limited to, the results of its marketing efforts to attract users for its software solutions, the successful launch and the acceptance of its software solutions in the marketplace, competition of its software solutions, attraction of talented and skilled employees to support the business and the ability to raise capital to support its operations.

F-7

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2 – Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3 – Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, prepaid expense, accrued expenses, and due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2016 or 2015.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee, and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based compensation to consultants and other third parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Net Loss per Common Share

The Company reports net loss per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no dilutive securities and, therefore, basic and diluted loss per share is the same.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-8

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2016 and December 31, 2015, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Recent Accounting Pronouncements

Revenue Recognition - In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), and since May 2014 the FASB has issued amendments to this new guidance, which collectively provides guidance for revenue recognition. ASU 2014-09 is effective for the Company beginning January 1, 2018 and, at that time, the Company may adopt the new standard under the full retrospective approach or the modified retrospective approach. Under the new standard, the current practice of many licensing companies of reporting revenues from per-unit royalty based agreements one quarter in arrears would no longer be accepted and instead companies will be expected to estimate royalty-based revenues. The Company is currently evaluating the method of adoption and the resulting impact on the financial statements.

Statement of Cash Flows – In 2016 the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments” and ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”, ASU 2016-15 addresses the presentation and classification of certain cash receipts and payments in the statement of cash flows. ASU 2016-18 is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the cash flows statement. The statement requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. These pronouncements go into effect for periods beginning after December 15, 2017. The Company does not believe the adoption of these pronouncements will have a material effect on the Company’s financial statements.

Leases – In February 2016, the FASB issued ASU 2016-02 which amends existing lease accounting guidance, and requires recognition of most lease arrangements on the balance sheet. The adoption of this standard will result in the Company recognizing a right-of-use asset representing its rights to use the underlying asset for the lease term with an offsetting lease liability. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the potential impact of the adoption of this accounting pronouncement to its financial statements.

Going Concern – In August 2014, FASB issued guidance that requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The updated accounting guidance was effective for the Company on December 31, 2016, and early adoption was permitted. The Company has implemented this guidance on December 31, 2016.

Stock Compensation — In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which will simplify the income tax consequences, accounting for forfeitures and classification on the Statement of Cash Flows. This standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, with early adoption permitted. The adoption of Topic 718 did not have a material impact to the financial statements, including the presentation of equity-based compensation in the Statements of Operations.

NOTE 3 – EQUITY ISSUANCES

Upon formation of the Company on March 10, 2015, the Company issued 97,300,000 shares of common stock to the Company’s founding members for a total price of $9,730. As of December 31, 2016 and 2015, the Company had stock subscription receivable of $0 and $6,142 related to the founder shares, respectively.

NOTE 4 – STOCK COMPENSATION

During the year ended December 31, 2016 and the period from March 10, 2015 (inception) to December 31, 2015, the Company granted 700,000 and 2,000,000 shares of the Company’s common stock, respectively, to individuals and entities who served as employees, officers and/or directors of or service providers to the Company. The Company determined the fair value of the common stock to be $1.00 per share and recorded stock based compensation expense of $1,300,000 and $1,066,667 for the year ended December 31, 2016 and the period from March 10, 2015 (inception) to December 31, 2015, respectively, which is included in the statement of operations. The shares are issuable upon the completion of a public offering. As of December 31, 2016 and 2015, the Company had accrued stock compensation of $2,366,667 and $1,066,667, respectively. Future stock compensation expense related to shares granted in the year ended December 31, 2016 and for the period March 10 (inception) to December 31, 2015 will be $333,333.

F-9

NOTE 5 – INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. and State statutory rates as follows:

	12/31/2016	12/31/2015
U.S statutory rate	34.0%	34.0%
Florida State Corporate Income Tax Rate	5.5%	5.5%
Total statutory tax rates	39.5%	39.5%
Less valuation allowance	-39.5%	-39.5%
Net	-	-

The Company has a net operating loss carryover of approximately $281,197 available to offset future income for income tax reporting purposes, which will expire in various years through 2036, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. Therefore, the net operating loss carryover is fully reserved with a valuation allowance.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the year ended December 31, 2016 and the period March 10, 2015 (inception) through December 31, 2015, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Wyoming and Florida state jurisdictions.

NOTE 6 – RELATED PARTY TRANSACTIONS

Mr. James Owens, the founder and controlling shareholder of the Company, loaned the Company a total of $1,014 for the period from March 10, 2015 (inception) to December 31, 2016. These funds have been used for organization and working capital purposes. The financial statements reflect this liability as “Due to related party” which was $1,014 and $0 at December 31, 2016 and 2015, respectively.

On June 30, 2017, the Company entered into an Intellectual Property Purchase Agreement with Webstar Networks (the “IP Purchase Agreement”). James Owens controls the voting power of Webstar Networks. Under the terms of this agreement, the Company agreed to purchase and Webstar Networks agreed to sell to the Company all intellectual property associated with the Webstar eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. The Company will issue 17,000,000 shares of the Company’s unregistered common stock to acquire these assets. The closing date must occur no later than July 31, 2018 and is conditioned upon the Company’s sale of a minimum of $3,000,000 of the Company’s common stock in a public offering. The Company plans to close on the purchase of the Webstar eCampus assets promptly upon completion of the sale of at least $3,000,000 of its common stock.

F-10

On August 16, 2017, the Company entered into an Amended and Restated Consulting Agreement with James Owens. Under the terms of the agreement, Mr. Owens’ duties include: strategic alliances, mergers and acquisitions; corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by the Company; business development and business advertising and due diligence processes. The term of the agreement commenced on August 16, 2017 and continues for a period of five years. Mr. Owens will receive a monthly retainer of $20,000 per month for his services.

On October 26, 2017, the Company entered into an Amended and Restated Letter of Intent with Soft Tech Development Corporation, a related party (“Soft Tech”) to the Letter of Intent dated August 16, 2017 to exclusively license its Gigabyte Slayer software and further develop and commercialize it throughout the world. In addition, the license agreement will include a clause that provides that, if at any time during the term of the license, Soft Tech develops or creates a software solution that it seeks to commercialize by way of marketing, selling or licensing to a third party (the “Future Software Products”), Soft Tech must first offer the Future Software Products to the Company on the same terms that Soft Tech seeks from a third party. Should the Company be unwilling or unable to enter into an agreement with Soft Tech to purchase or license the Future Software Products within 60 days from receipt of written notice of the offer from Soft Tech, then Soft Tech may sell or license the Future Software Products to a third party upon the same terms and conditions offered by Soft Tech to the Company. James Owens, founder and a substantial shareholder of the Company, owns an 80% interest in Soft Tech. Upon entering into a license agreement with Soft Tech, the Company agreed to pay an initial one-time license fee of $675,000 for the license plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the software assuming it raises at least $10,000,000 in a planned public offering of the Company’s common stock. In the event the amount raised is less than this amount, the Company agreed to accrue the cash portion of the license fee until such time as it has sufficient cash to make such payment. The closing date must occur no later than 90 days after the Company’s sale of a minimum of $3,000,000 of its common stock in this offering. The closing is conditioned upon the Company entering into a license agreement with Soft Tech, payment or accrual of the initial license fee and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason.

On October 26, 2017, the Company entered into an Amended and Restated Letter of Intent with Soft Tech, a related party, to the Letter of Intent dated October 4, 2017 to exclusively license its Warp G software and further develop and commercialize it throughout the world. Upon entering into a license agreement with Soft Tech, the Company agreed to pay an initial one-time license fee of $675,000 plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the software assuming it raises at least $10,000,000 in a planned public offering of the Company’s common stock. In the event the amount raised is less than this amount, the Company agreed to accrue the cash portion of the license fee until such time as it has sufficient cash to make such payment. The closing date must occur no later than 90 days after the sale of a minimum of $3,000,000 of the Company’s common stock in this offering. The closing is conditioned upon the Company entering into a license agreement with Soft Tech, payment or accrual of the initial license fee and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason.

Joseph P. Stingone, Sr., the Company’s Chief Executive Officer has provided the use of its principal offices located at 4231 Walnut Bend, Jacksonville, FL 32257 free of charge until such time as the registration statement becomes effective and sufficient funds have been raised to support its business operations. At that time, a lease arrangement will be made.

F-11

NOTE 7 - COMMITMENTS

Commitments

On March 10, 2015, the Company signed an agreement with Dr. John A. England, PhD, for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, and (ii) once the company’s public offering is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). The Options will be granted in accordance with the Company’s Stock Option Plan and shall vest 50% one year from the Date of Grant and the other 50% two years from the Date of Grant so long as he is a member of the Company’s Board of Directors. No compensation has been recorded or accrued for the years ended December 31, 2016 and 2015 as no services have been rendered.

On June 30, 2015, the Company signed an agreement each with Mr. Kevin Harrington and Mr. Kendall Almerico for director services. Such agreements call for their director service compensation to be paid in shares annually for three years of 250,000 each year starting June 30, 2015 or a total of 750,000 each at June 30, 2017. The shares will be issued to these directors upon the occurrence of the earlier of a Financing Event (as defined below) or July 31, 2018. Such shares have been recorded as stock compensation expense of $250,000 and $375,000 on the accompanying statements of operations for each director and reflected as accrued stock compensation at December 31, 2016 and 2015 on the accompanying balance sheets, respectively. The remaining number of shares have been recorded as stock compensation expense of $125,000 for each director and reflected as a total of $750,000 of accrued stock compensation for each director at June 30, 2017.

On August 22, 2017, the Company signed an agreement with Ron G. Landmann, M.D. for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, (ii) Once the Company’s registration is effective, he will receive 100,000 shares of the Company’s voting common stock and (iii) Once the Company’s registration is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). The Options shall vest 50% one year from the Date of Grant and the other 50% two years from the Appointment Date so long as he is a member of the Company’s Board of Directors.

On August 30, 2017, the Company signed an agreement with Michael A. Hendrickson for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, (ii) Once the Company’s registration is effective, he will receive 100,000 shares of the Company’s voting common stock and (iii) Once the Company’s registration is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). The Options shall vest 50% one year from the Date of Grant and the other 50% two years from the Appointment Date so long as he is a member of the Company’s Board of Directors.

Consulting Services

On March 24, 2015, the Company signed an agreement with iTV Partners.tv, Inc. for consulting services. Such agreement calls for the payment of a monthly retainer fee of $2,500 starting April 1, 2015. This amount has been accrued and will be paid upon the occurrence of a Financing Event. Consulting services and accrued consulting fees of $51,250 and $21,250 were recorded at December 31, 2016 and 2015, respectively. In addition to the monthly retainer, iTV Partners.tv, Inc. will be issued 250,000 shares of the Company’s common stock upon the occurrence of the earlier of a Financing Event or July 31, 2018. Such shares were recorded as stock compensation expense of $250,000 in 2015 on the accompanying statements of operations and reflected as accrued stock compensation of $250,000 at December 31, 2016 and 2015 on the accompanying balance sheets.

F-12

On November 1, 2015, the Company signed an agreement with Blue Water Acquisitions, LLC-Series 4 for consulting services. Such agreement calls for the payment of a monthly retainer fee of $1,500 starting November 1, 2015. This amount has been accrued and will be paid upon the occurrence of a Financing Event. Consulting service and accrued consulting fees of $21,000 and $3,000 were recorded at December 31, 2016 and 2015, respectively. In addition to the monthly retainer, Blue Water Acquisitions, LLC-Series 4 will be issued 100,000 shares of the Company’s common stock for each year of service. Such shares have been recorded as stock compensation expense of $100,000 and $16,667 in the accompanying statement of operations for the year ended December 31, 2016 and the period from March 10 (inception) through December 31, 2015, respectively. The shares will be issued based upon each anniversary date of the contract until terminated. Shares will be issued upon the occurrence of the earlier of a Financing Event or July 31, 2018. Accrued stock compensation was $116,667 and $16,667 at December 31, 2016 and 2015 on the accompanying balance sheets, respectively.

Executive Employment Agreements

Joseph P. Stingone, Sr. As of September 12, 2016, Mr. Stingone and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chairman, Chief Executive Officer and President. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Stingone’s compensation will be: (i) salary of $250,000 per year, (ii) 250,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Mr. Stingone’s earned salary expense and accrued salary and wages was $75,000 for the year ended December 31, 2016. It was zero for the year ended December 31, 2015. Mr. Stingone’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement as $250,000 and is reflected as accrued stock compensation at December 31, 2016.

Nan A. Kreamer. As of September 13, 2016, Ms. Kreamer and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Financial Officer and Treasurer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Ms. Kreamer’s compensation will be: (i) salary of $200,000 per year, (ii) 200,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Ms. Kreamer’s earned salary expense and accrued salary and wages was $59,444 for the year ended December 31, 2016. It was zero for the year ended December 31, 2015. Ms. Kreamer’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement as $200,000 and is reflected as accrued stock compensation at December 31, 2016.

David Herzfeld. As of June 16, 2016, Mr. Herzfeld and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Technology Officer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Herzfeld’s compensation will be: (i) salary of $100,000 per year for the first six months of the term and $150,000 on an annual basis for the remainder of the initial one year term of the agreement, (ii) 250,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Mr. Herzfeld’s earned salary expense and accrued salary and wages was $56,250 for the year ended December 31, 2016. It was zero for the year ended December 31, 2015. Mr. Herzfeld’s share compensation is recorded in the Company’s stock compensation expense at the time of the agreement as $250,000 and is reflected as accrued stock compensation at December 31, 2016.

F-13

Eugene Fedele. On May 1, 2017, Mr. Eugene Fedele and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Marketing Officer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Fedele’s compensation will be: (i) salary of $150,000 per year, (ii) 100,000 shares of the Company’s common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors.

Common Provisions of Executive Employment Agreements. Executives are entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs it offers to all company executives and reimbursement of expenses incurred in the course of employment. If an Executive’s employment is terminated without cause, the executive is entitled to be paid their compensation through the end of the remaining term. If the executive’s employment is terminated with cause, they are not entitled to any compensation as of the termination date. During the term of employment and for a period of two years thereafter, the executive agreed to refrain from engaging in a business that is or plans to offer products or services offered by the Company or engages in any other business in which the Company is engaged. In addition, the executive agreed to keep certain information of the Company confidential.

The executives have orally agreed to defer their compensation under their employment agreements until the Company raises sufficient capital to begin payments of their salary in cash.

Financing Event as included in the Director, Consultant and Executive Employment Agreements. The shares of common stock that are issuable pursuant to the agreements with the Company’s Board of Directors, consultants and executive officers are issuable within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event does not occur by July 31, 2018, the Company agreed to issue the shares to the director, consultant or employee or their respective designee. Also, if the Company is acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the Shares will be issued and delivered to the executive immediately prior to the closing of the transaction so that the executive will receive their percentage of the compensation in kind for the acquisition or merger.

F-14

Webstar Technology Group, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS

Current assets
Cash	$487	$544
Prepaid expenses	709	2,709
Total current assets	1,196	3,253

Total assets	$1,196	$3,253

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accrued stock compensation	$2,766,667	$2,366,667
Accrued salaries and related payroll taxes	555,145	205,283
Accrued consulting fees	96,250	72,250
Accrued professional fees	10,480	2,650
Due to related party	30,147	1,014
Total current liabilities	3,458,689	2,647,864

Commitments

Shareholders’ deficit
Preferred stock, $0.0001 par value; Authorized 1,000,000 shares; None issued and outstanding	-	-
Common stock, $0.0001 par value; Authorized 300,000,000 shares; 97,300,000 issued and outstanding	9,730	9,730
Additional paid-in-capital	-	-
Accumulated deficit	(3,467,223)	(2,654,341)
Total shareholders’ deficit	(3,457,493)	(2,644,611)

Total liabilities and shareholders’ deficit	$1,196	$3,253

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-15

Webstar Technology Group, Inc.

Condensed Statements of Operations

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Operating expenses
Stock compensation expense	$250,000	$400,000	$400,000	$550,000
General and administrative	233,814	16,521	412,882	30,617
Total operating expense	483,814	416,521	812,882	580,617

Net loss before taxes	(483,814)	(416,521)	(812,882)	(580,617)
Income tax expense	-	-	-	-
Net loss	$(483,814)	$(416,521)	$(812,882)	$(580,617)

Net loss per share-basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Weighted average shares outstanding-basic and diluted	97,300,000	97,300,000	97,300,000	97,300,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-16

Webstar Technology Group

Condensed Statements of Shareholders’ Deficit

Year Ended December 31, 2016 and six months ended June 30, 2017

(Unaudited)

	Preferred Stock		Common Stock		Additional	Retained
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance December 31, 2015	-	$-	97,300,000	$9,730	$-	$(1,093,694)	$(1,083,964)
Net loss	-	-	-	-	-	(1,560,647)	(1,560,647)
Balance December 31, 2016	-	-	97,300,000	9,730	-	(2,654,341)	(2,644,611)

Net loss	-	-	-	-	-	(812,882)	(812,882)
Balance June 30, 2017	-	$-	97,300,000	$9,730	$-	$(3,467,223)	$(3,457,493)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-17

Webstar Technology Group, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	For the six months ended June 30,
	2017	2016
Cash Flows from operating activities
Net loss	$(812,882)	$(580,617)

Adjustments to reconcile net loss to cash used in operating activities:
Stock compensation expense	400,000	550,000

Change in current assets and liabilities
Prepaid expenses	2,000	2,056
Accrued salaries and related payroll taxes	349,862	4,485
Accrued consulting fees	24,000	24,000
Accrued professional fees	7,830	-
Net cash used in operating activities	(29,190)	(76)

Cash flows from financing activities
Proceeds from related party	29,133	-
Net cash provided by financing activities	29,133	-

Net decrease in cash	(57)	(76)
Cash at the beginning of the period	544	102
Cash at the end of the period	$487	$26

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-18

WEBSTAR TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS

Webstar Technology Group, Inc. (the “Company”) was incorporated in Wyoming, on March 10, 2015. The Company was established for the operation of certain licensed and purchased software solutions. The Company’s fiscal year end is December 31st. Since inception, the Company signed two letters of intent with a related party to license proprietary software technology solutions; i.e., Gigabyte Slayer and WARP-G. The Company has been focused in large part on organizational activities and the development of business plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology and to license the WARP-G software solution that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology. Further, the Company has signed an Intellectual Property Purchase Agreement to acquire the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party, which should occur following the completion of this Offering. The Company plans to complete these transactions using a portion of the proceeds raised in this offering.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”). Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in the Company’s opinion, reflect all adjustments which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the three months and six months ended June 30, 2017 and 2016 are not necessarily indicative of the results that the Company will have for any subsequent period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2016 and for the period March 10, 2015 (Inception) to December 31, 2015.

Liquidity, Going Concern and Uncertainties

These unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

To date, the Company’s commercial operations have not generated revenues to enable profitability. As of June 30, 2017, the Company had an accumulated deficit of $3,467,223, and has incurred net losses of $812,882 for the six months ended June 30, 2017. Based on the current business plans and the Company’s operating requirements, management believes that the existing cash at June 30, 2017 will not be sufficient to fund operations for at least the next twelve months following the issuance of these unaudited condensed financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

F-19

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as equity and/or debt financings, strategic relationships, and to successfully execute its business plans. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to delay, scale back or eliminate some or all of its business plans which would likely have a material adverse effect on the Company.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company’s industry, and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from the Company’s estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2 – Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3 – Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the unaudited condensed balance sheet for cash, prepaid expense, accrued expenses, and due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2017 and December 31, 2016.

AC 825-10 “Financial Instruments,” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company elected to apply the fair value option to its stock compensation expense.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based compensation to consultants and other third parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Stock compensation for stock awards to employees, directors and consultants has been recorded at the estimated fair value of the award.

F-20

Net Loss per Common Share

The Company reports net loss per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no dilutive securities and, therefore, basic and diluted loss per share is the same.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of June 30, 2017 and December 31, 2016, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Recent Accounting Pronouncements

Revenue Recognition - In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), and since May 2014 the FASB has issued amendments to this new guidance, which collectively provides guidance for revenue recognition. ASU 2014-09 is effective for the Company beginning January 1, 2018 and, at that time, the Company may adopt the new standard under the full retrospective approach or the modified retrospective approach. Under the new standard, the current practice of many licensing companies of reporting revenues from per-unit royalty based agreements one quarter in arrears would no longer be accepted and instead companies will be expected to estimate royalty-based revenues. The Company is currently evaluating the method of adoption and the resulting impact on the financial statements.

Statement of Cash Flows – In 2016 the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments” and ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”, ASU 2016-15 addresses the presentation and classification of certain cash receipts and payments in the statement of cash flows. ASU 2016-18 is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the cash flows statement. The statement requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. These pronouncements go into effect for periods beginning after December 15, 2017. The Company does not believe the adoption of these pronouncements will have a material effect on the Company’s financial statements.

Leases – In February 2016, the FASB issued ASU 2016-02 which amends existing lease accounting guidance, and requires recognition of most lease arrangements on the balance sheet. The adoption of this standard will result in the Company recognizing a right-of-use asset representing its rights to use the underlying asset for the lease term with an offsetting lease liability. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the potential impact of the adoption of this accounting pronouncement to its financial statements.

Going Concern – In August 2014, FASB issued guidance that requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The updated accounting guidance was effective for the Company on December 31, 2016, and early adoption was permitted. The Company has implemented this guidance on December 31, 2016.

F-21

Stock Compensation — In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which will simplify the income tax consequences, accounting for forfeitures and classification on the Statement of Cash Flows. This standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, with early adoption permitted. The adoption of Topic 718 did not have a material impact to the financial statements, including the presentation of equity-based compensation in the Statements of Operations.

NOTE 3 – STOCK COMPENSATION

The Company granted 100,000 shares of the Company’s common stock for the three and six months ended June 30, 2017 and 250,000 shares of the Company’s common stock for the three and six months ended June 30, 2016 to individuals and entities who served as employees, officers and/or directors of or service providers to the Company. As of June 30, 2017 the total such shares granted were 2,800,000. The Company determined the fair value of the common stock to be $1.00 per share and recorded stock based compensation expense of $250,000 and $400,000 for the three and six months ended June 30, 2017, respectively, and $400,000 and $550,000 for the three and six months ended June 30, 2016, respectively, which is included in the statements of operations. The shares are issuable upon the completion of a public offering. As of June 30, 2017 and December 31, 2016, the Company had accrued stock compensation of $2,766,667 and $2,366,667, respectively, in the accompanying balance sheets. Future stock compensation expense related to shares granted as of June 30, 2017 will be $33,333.

NOTE 4 – RELATED PARTY TRANSACTIONS

Mr. James Owens, the controlling shareholder of the Company, loaned the Company a total of $29,133 for the six months ended June 30, 2017. These funds have been used for organization and working capital purposes. The financial statements reflect this liability as “Due to related party” which was $30,147 at June 30, 2017 and $1,014 at December 31, 2016.

On June 30, 2017, the Company entered into an Intellectual Property Purchase Agreement with Webstar Networks (the “IP Purchase Agreement”). James Owens, a substantial shareholder of the Company controls the voting power of Webstar Networks. Under the terms of this agreement, the Company agreed to purchase and Webstar Networks agreed to sell all intellectual property associated with the Webstar eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. The Company will issue 17,000,000 shares of its unregistered common stock to acquire these assets. The closing date must occur no later than July 31, 2018 and is conditioned upon the sale of a minimum of $3,000,000 of its common stock in this offering. Additionally, the IP Purchase Agreement contains additional covenants, representations and warranties that are customary of asset purchase and sale agreements. The Company plans to close on the purchase of the Webstar eCampus assets promptly upon completion of the sale of at least $3,000,000 of its common stock in this offering.

On August 16, 2017, the Company entered into an Amended and Restated Consulting Agreement with James Owens. Under the terms of the agreement, Mr. Owens’ duties include: strategic alliances, mergers and acquisitions; corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by the Company; business development and business advertising and due diligence processes. The term of the agreement commenced on August 16, 2017 and continues for a period of five years. Mr. Owens will receive a retainer of $20,000 per month for his services.

On October 26, 2017, the Company entered into an Amended and Restated Letter of Intent with Soft Tech Development Corporation, a related party (“Soft Tech”) to the Letter of Intent dated August 16, 2017 to exclusively license its Gigabyte Slayer software and further develop and commercialize it throughout the world. In addition, the license agreement for Gigabyte Slayer will include a clause that provides that if at any time during the term of the license, Soft Tech develops or creates a software solution that it seeks to commercialize by way of marketing, selling or licensing to a third party (the “Future Software Products”), Soft Tech must first offer the Future Software Products to the Company on the same terms that Soft Tech seeks from a third party. Should the Company be unwilling or unable to enter into an agreement with Soft Tech to purchase or license the Future Software Products within 60 days from receipt of written notice of the offer from Soft Tech, then Soft Tech may sell or license the Future Software Products to a third party upon the same terms and conditions offered by Soft Tech to the Company. James Owens, a substantial shareholder of the Company, owns an 80% interest in Soft Tech. Upon entering into a license agreement with Soft Tech, the Company agreed to pay an initial one-time license fee of $675,000 plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the software assuming the Company raises at least $10,000,000 in a planned public offering of the Company’s common stock. In the event the amount raised is less than this amount, the Company agreed to accrue the cash portion of the license fee until such time as it has sufficient cash to make such payment. The closing date must occur no later than 90 days after the Company’s sale of a minimum of $3,000,000 of its common stock in this offering. The closing is conditioned upon it entering into a license agreement with Soft Tech, payment or accrual of the initial license fee and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason.

F-22

On October 26, 2017, the Company entered into an Amended and Restated Letter of Intent with Soft Tech, a related party, to the Letter of Intent dated October 4, 2017 to exclusively license its Warp G software and further develop and commercialize it throughout the world. Upon entering into a license agreement with Soft Tech, the Company agreed to pay an initial one-time license fee of $675,000 plus a recurring license fee equal to 12% of gross revenue paid by an unrelated third party to use the software assuming it raises at least $10,000,000 in a planned public offering of the Company’s common stock. In the event the amount raised is less than this amount, the Company agreed to accrue the cash portion of the license fee until such time as it has sufficient cash to make such payment. The closing date must occur no later than 90 days after the Company’s sale of a minimum of $3,000,000 of its common stock in this offering. The closing is conditioned upon it entering into a license agreement with Soft Tech, payment or accrual of the initial license fee and the consent of the board of directors for both companies. The letter of intent may be terminated by either party at any time for any reason or for no reason.

NOTE 5 - COMMITMENTS

Commitments

On March 10, 2015, the Company signed an agreement with Dr. John A. England, PhD, for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, and (ii) once the company’s public offering is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). The Options will be granted in accordance with the Company’s Stock Option Plan and shall vest 50% one year from the Date of Grant and the other 50% two years from the Date of Grant so long as he is a member of the Company’s Board of Directors. No compensation has been recorded or accrued for the six months ended June 30, 2017 or for the year ended December 31, 2016 as no services have been rendered.

On June 30, 2015, the Company signed an agreement each with Mr. Kevin Harrington and Mr. Kendall Almerico for director services. Such agreements call for their director service compensation to be paid in shares annually for three years of 250,000 each year starting June 30, 2015 or a total of 750,000 each at June 30, 2017. The shares will be issued to these directors upon the occurrence of the earlier of a Financing Event (as defined below) or July 31, 2018. Such shares have been recorded as stock compensation expense of $62,500 and $125,000 for each director for the three and six months ended June 30, 2017 and $62,500 and $125,000 for the three and six months ended June 31, 2016 for each director on the accompanying statements of operations. Accrued stock compensation is $750,000 and $625,000 for each director at June 30, 2017 and December 31, 2016, respectively, on the accompanying balance sheets.

On August 22, 2017, the Company signed an agreement with Ron G. Landmann, M.D. for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, (ii) Once the Company’s registration is effective, he will receive 100,000 shares of the Company’s voting common stock and (iii) Once the Company’s registration is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). The Options shall vest 50% one year from the Date of Grant and the other 50% two years from the Appointment Date so long as he is a member of the Company’s Board of Directors.

F-23

On August 30, 2017, the Company signed an agreement with Michael A. Hendrickson for director services. Under the terms of the agreement, he consents to serve as a Director of the Company for a term of up to two (2) years. Such agreement calls for his director service compensation to be as follows: (i) $3,000 for attendance at the Company’s quarterly board of directors meeting, (ii) Once the Company’s registration is effective, he will receive 100,000 shares of the Company’s voting common stock and (iii) Once the Company’s registration is effective, stock options to purchase 100,000 shares of the Company’s registered common stock at an exercise price based on the closing price of the Company’s common stock on the Date of Grant (the “Options”). The Options shall vest 50% one year from the Date of Grant and the other 50% two years from the Appointment Date so long as he is a member of the Company’s Board of Directors.

Consulting Services

On March 24, 2015, the Company signed an agreement with iTV Partners.tv, Inc. for consulting services. Such agreement calls for the payment of a monthly retainer fee of $2,500 starting April 1, 2015. This amount has been accrued and will be paid upon the occurrence of a Financing Event. Consulting services were $7,500 and $15,000 in the three and six months ended June 30, 2017 and were $7,500 and $15,000 in the three and six months ended June 30, 2016, respectively, on the accompanying statements of operations. Accrued consulting fees of $66,750 and $51,250 were recorded at June 30, 2017 and December 31, 2016, respectively, in the accompanying balance sheets. In addition to the monthly retainer, iTV Partners.tv, Inc. will be issued 250,000 shares of the Company’s common stock upon the occurrence of the earlier of a Financing Event or July 31, 2018. Such shares were recorded as stock compensation expense of $250,000 in 2015 on the accompanying statements of operations and reflected as accrued stock compensation of $250,000 at June 30, 2017 and December 31, 2016 on the accompanying balance sheets.

On November 1, 2015, the Company signed an agreement with Blue Water Acquisitions, LLC-Series 4 for consulting services. Such agreement calls for the payment of a monthly retainer fee of $1,500 starting November 1, 2015. This amount has been accrued and will be paid upon the occurrence of a Financing Event. Consulting services were $4,500 and $9,000 in the three and six months ended June 30, 2017 and were $4,500 and $9,000 in the three and six months ended June 30, 2016, respectively, on the accompanying statements of operations. Accrued consulting fees of $30,000 and $21,000 were recorded at June 30, 2017 and December 31, 2016, respectively, in the accompanying balance sheets... In addition to the monthly retainer, Blue Water Acquisitions, LLC-Series 4 will be issued 100,000 shares of the Company’s common stock for each year of service. Such shares have been recorded as stock compensation expense of $25,000 and $50,000 for the three and six months ended June 30, 2017 and $25,000 and $50,000 for the three and six months ended June 30, 2016, respectively, in the accompanying statements of operations. The shares will be issued based upon each anniversary date of the contract until terminated. Shares will be issued upon the occurrence of the earlier of a Financing Event or July 31, 2018. Accrued stock compensation was $166,667 and $116,667 at June 30, 2017 and December 31, 2016, respectively, on the accompanying balance sheets.

Executive Employment Agreements

Joseph P. Stingone, Sr. As of September 12, 2016, Mr. Stingone and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chairman, Chief Executive Officer and President. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Stingone’s compensation will be: (i) salary of $250,000 per year, (ii) 250,000 shares of its common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Mr. Stingone’s earned salary expense and accrued salary and wages was $62,500 and $125,000 for the three and six months ended June 30, 2017 in the accompanying statements of operations. It was zero for three and six months ended June 30, 2016. Mr. Stingone’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement as $250,000 and is reflected as accrued stock compensation at June 30, 2017 and December 31, 2016 in the accompanying balance sheets.

F-24

Nan A. Kreamer. As of September 13, 2016, Ms. Kreamer and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Financial Officer and Treasurer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Ms. Kreamer’s compensation will be: (i) salary of $200,000 per year, (ii) 200,000 shares of its common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Ms. Kreamer’s earned salary expense and accrued salary and wages was $50,000 and $100,000 for the three and six months ended June 30, 2017 in the accompanying statements of operations. It was zero for the three and six months ended June 30, 2016. Ms. Kreamer’s share compensation is recorded in the Company’s stock compensation expense at the time of the agreement as $200,000 and is reflected as accrued stock compensation at June 30, 2017 and December 31, 2016 in the accompanying balance sheets.

David Herzfeld. As of June 16, 2016, Mr. Herzfeld and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Technology Officer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Herzfeld’s compensation will be: (i) salary of $100,000 per year for the first six months of the term and $150,000 on an annual basis for the remainder of the initial term of the agreement, (ii) 250,000 shares of its common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Mr. Herzfeld’s earned salary expense and accrued salary and wages was $37,500 and $75,000 for the three and six months ended June 30, 2017 in the accompanying statements of operations and was $4,167 in the three and six months ended June 30, 2016. Mr. Herzfeld’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement as $250,000 and is reflected as accrued stock compensation at June 30, 2017 and December 31, 2016 in the accompanying balance sheets.

Eugene Fedele. On May 1, 2017, Mr. Eugene Fedele and the Company entered into an Employment Agreement and an amendment to that agreement to serve as its Chief Marketing Officer. The term of this agreement is for a period of one year from the date of its execution and renews automatically for one-year periods unless a written notice of termination is provided not less than 30 days prior to the automatic renewal date. The agreement provides that Mr. Fedele’s compensation will be: (i) salary of $150,000 per year, (ii) 100,000 shares of its common stock and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to its officers and directors. Mr. Fedele’s earned salary expense and accrued salary and wages was $25,000 for the three and six months ended June 30, 2017 in the accompanying statements of operations and was $0 in the three and six months ended June 30, 2016. Mr. Fedele’s share compensation was recorded in the Company’s stock compensation expense at the time of the agreement as $100,000 and is reflected as accrued stock compensation at June 30, 2017 and $0 for the year ended December 31, 2016 in the accompanying balance sheets.

Common Provisions of Executive Employment Agreements. Executives are entitled to up to two weeks paid vacation each year, increasing to three weeks after the first year of employment and four weeks after the second year of employment, the right to participate in personal insurance benefits programs offered to all company executives and reimbursement of expenses incurred in the course of employment. If an Executive’s employment is terminated without cause, the executive is entitled to be paid their compensation through the end of the remaining term. If the executive’s employment is terminated with cause, they are not entitled to any compensation as of the termination date. During the term of employment and for a period of two years thereafter, the executive agreed to refrain from engaging in a business that is or that plans to offer products or services offered by the Company or engages in any other business in which the Company is engaged. In addition, the executive agreed to keep certain information of the Company confidential.

The executives have orally agreed to defer their compensation under their employment agreements until the Company raises sufficient capital to begin payments of their salary in cash.

Financing Event as included in the Director, Consultant and Executive Employment Agreements. The shares of common stock are issuable pursuant to the agreements with the Company’s Board of Directors, consultants and executive officers within 15 days of (i) the effective date of a registration statement filed by the Company with the SEC or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (each, a “Financing Event”). In the event the Financing Event does not occur by July 31, 2018, the Company agreed to issue the shares to the director, consultant or employee or their respective designee. Also, if the Company is acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the Shares will be issued and delivered to the executive immediately prior to the closing of the transaction so that the executive will receive their percentage of the compensation in kind for the acquisition or merger.

F-25

Webstar Technology Group, Inc.

20,000,000 Shares

Of

Common Stock

PROSPECTUS

_______________, 2017

Until _________________, 20____ (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

F-26

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by us.

Type	Amount
SEC Registration Fee	$2,500
Publishing/Edgar Agents	2,500
Printing and Mailing Costs	4,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	20,000
Total Expenses	$59,000

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Wyoming Business Corporation Act (the “WBCA”), our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws.

Wyoming Business Corporation Act

The WBCA, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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The WBCA provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Amended and Restated Bylaws

Our Amended and Restated Bylaws provide that we shall have the power to indemnify any of our officers or directors who acted in good faith and in a manner believed to be in the best interests of the corporation and had no reasonable cause to believe that their actions were unlawful.

We intend to enter into indemnification agreements with our directors and officers. These agreements will provide broader indemnity rights than those provided under the WBCA and our certificate of incorporation and by-laws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

Our Amended and Restated Articles of Incorporation

In addition, our amended and restated articles of incorporation provide for the indemnification of our directors and officers for expenses incurred by them in their capacities as directors and officers. This right of indemnification extends to fines, liabilities, settlements, costs and expenses, including attorneys’ fees, asserted against a director or an officer, or arising out of a director’s or an officer’s status as a director or an officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On March 10, 2015 we issued an aggregate of 97,300,000 shares of our common stock in connection with the organization of the Company to five shareholders for an aggregate consideration of $9,730. The shares of our Common Stock were in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act.

On April 15, 2015, pursuant to the terms of a consulting agreement with two unrelated parties, we agreed to issue an aggregate of 300,000 shares of our unregistered common stock as compensation upon achievement of certain events, but in no event later than July 31, 2018.

On June 30, 2015, pursuant to the terms of director services agreements with two members of our board of directors, we agreed to issue an aggregate of 1,500,000 shares of our unregistered common stock to them as compensation upon achievement of certain events, but in no event later than July 31, 2018.

On November 1, 2015, pursuant to the terms of a consulting agreement with an unrelated third party, we agreed to issue 200,000 shares of our unregistered common stock as compensation upon achievement of certain events, but in no event later than July 31, 2018.

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On June 16, 2016, pursuant to the terms of an employment agreement with David Herzfeld, we agreed to issue 250,000 shares of our unregistered common stock as compensation upon achievement of certain events, but in no event later than July 31, 2018.

On September 12, 2016 pursuant to the terms of an employment agreement with Joseph P. Stingone, Sr. we agreed to issue 250,000 shares of our common stock to him in addition to cash compensation issuable upon achievement of certain events, but in no event later than July 31, 2018.

On September 13, 2016 pursuant to the terms of an employment agreement with Nan A. Kreamer, we agreed to issue 200,000 shares of our common stock to her in addition to cash compensation issuable upon achievement of certain events, but in no event later than July 31, 2018.

On May 1, 2017, pursuant to the terms of an employment agreement with Eugene Fedele, we agreed to issue 100,000 shares of our unregistered common stock to him as compensation upon achievement of certain events, but in no event later than July 31, 2018.

On August 22, 2017, pursuant to the terms of director services agreements with two members of our board of directors, we agreed to issue an aggregate of 200,000 shares of our unregistered common stock to them as compensation upon achievement of certain events, but in no event later than July 31, 2018.

The shares of our Common Stock issuable pursuant to the terms of these compensation agreements, will be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Offering Circular filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 28, 2017.

Webstar Technology Group, Inc.

By:	/s/ Joseph P. Stingone, Sr.
Joseph P. Stingone, Sr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 28, 2017.

Name	Title

/s/ Joseph P. Stingone	President, Chief Executive Officer and Director
Joseph P. Stingone, Sr.	(Principal Executive Officer)

/s/ Nan A. Kreamer	Chief Financial Officer
Nan A. Kreamer	(Principal Financial and Accounting Officer)

/s/ Ron Landmann	Director
Ron Landmann, M.D.

/s/ Michael Hendrickson	Director
Michael Hendrickson

/s/ John England	Director
John England, M.D.

/s/ Kevin Harington	Director
Kevin Harington

/s/ Kendall Almerico	Director
Kendall Almerico

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EXHIBIT INDEX

Exhibit Number	Description

3.1*	Amended and Restated Articles of Incorporation filed on July 5, 2017.
3.2*	Amended and Restated Bylaws effective as of March 23, 2017.
5.1*	Opinion of the Law Office of Legal & Compliance, LLC.
10.1*+	Form of Executive Employment Agreement and Amendment.
10.2*+	Form of Consulting Agreement and Amendment.
10.3*	Intellectual Property Purchase Agreement between Webstar Networks Corporation and Webstar Technology Group, Inc. dated as June 30, 2017.
10.4*	Amended and Restated Letter of Intent between Soft Tech Development Corporation and Webstar Technology Group, Inc. dated October 26, 2017 to license the Gigabyte Slayer software.
10.5*	Amended and Restated Letter of Intent between Soft Tech Development Corporation and Webstar Technology Group, Inc. dated October 26, 2017 to license the Warp-G software.
10.6*+	Form of Director Services Agreement.
10.7*	Form of Subscription Agreement.
10.8*	Amended and Restated Consulting Agreement between Webstar Technology Group, Inc. and James Owens dated August 16, 2017.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).

*	Filed herewith.
+	Management contract or compensatory plan or arrangement.

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